                                                                     EXHIBIT 4.5

                                                         [CONFORMED AS EXECUTED]
================================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT


                                in the amount of

                                  $220,000,000

                                     among

                   EARLE M. JORGENSEN HOLDING COMPANY, INC.,

                          EARLE M. JORGENSEN COMPANY,

                         VARIOUS FINANCIAL INSTITUTIONS

                                      and

                           BT COMMERCIAL CORPORATION,


                                    as Agent

                     _____________________________________

                           Dated as of March 3, 1993
                   Amended and Restated as of March 24, 1998

                     _____________________________________


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
                                                                                  ----
ARTICLE 1.

Definitions.......................................................................   1
     1.1  General Definitions.....................................................   1
     1.2  Accounting Terms and Determinations.....................................  26
     1.3  Other Defined Terms.....................................................  26

ARTICLE 2.

Revolving Loans...................................................................  27

     2.1  Commitments.............................................................  27
     2.2  Determination of Borrowing Base.........................................  27
     2.3  Borrowing Mechanics.....................................................  28
     2.4  Settlements Among the Payments Administrator and the Lenders............  29
     2.5  Mandatory Payment; Mandatory Reduction of Commitments...................  32
     2.6  Payments and Computations...............................................  32
     2.7  Maintenance of Account..................................................  34
     2.8  Statement of Account....................................................  34
     2.9  Taxes...................................................................  34
     2.10  Sharing of Payments....................................................  36

ARTICLE 3.

Letters of Credit.................................................................  36

     3.1  Issuance of Letters of Credit...........................................  36
     3.2  Terms of Letters of Credit..............................................  37
     3.3  Lenders' Participation..................................................  37
     3.4  Notice of Issuance......................................................  38
     3.5  Payment of Amount Drawn Under Letters of Credit.........................  38
     3.6  Payment by Lenders......................................................  38
     3.7  Nature of Issuing Bank's Duties.........................................  39
     3.8  Obligations Absolute....................................................  39

ARTICLE 4.

Interest, Fees and Expenses.......................................................  40

     4.1  Interest on Eurodollar Rate Loans.......................................  40
     4.2  Interest on Prime Rate Loans............................................  41
     4.3  Notice of Continuation and Notice of Conversion.........................  41
     4.4  Interest After Default..................................................  42
     4.5  Reimbursement of Expenses...............................................  43

                                                                                                                Page
                                                                                                                ----
4.6   Unused Line Fee..........................................................................................   43
4.7   Letter of Credit Fee; Facing Fee.........................................................................   43
4.8   Authorization to Charge Account..........................................................................   44
4.9   Indemnification in Certain Events........................................................................   44
4.10  Calculations.............................................................................................   45
4.11  Change of Applicable Lending Office......................................................................   45

ARTICLE 5.

Conditions Precedent...........................................................................................   46

     5.1  Conditions to Initial Loans and Letters of Credit on the Restatement Effective
            Date...............................................................................................   46
            (a)  Execution of Agreement; Notes.................................................................   46
            (b)  Material Adverse Change.......................................................................   46
            (c)  Officer's Certificate.........................................................................   46
            (d)  Opinions of Counsel...........................................................................   46
            (e)  Corporate Proceedings.........................................................................   46
            (f)  Issuance of New Senior Notes..................................................................   47
            (g)  Amendment to Holding Restructuring Agreement and Holding Notes................................   47
            (h)  Special Term Loan Agreement...................................................................   48
            (i)  Use of Proceeds...............................................................................   48
            (j)  Existing Credit Agreement.....................................................................   48
            (k)  Approvals.....................................................................................   49
            (l)  Litigation....................................................................................   49
            (m)  Acknowledgment, Consent and Amendment.........................................................   49
            (n)  Insurance Policies............................................................................   49
            (o)  Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment
                 Agreements; Tax Sharing Agreements............................................................   49
            (p)  Balance Sheet.................................................................................   50
            (q)  Solvency Opinion..............................................................................   50
            (r)  Payment of Fees...............................................................................   51
            (s)  Borrowing Base Certificate....................................................................   51
            (t)  Consent Letter................................................................................   51
            (u)  Intercreditor Agreement.......................................................................   51

     5.2  Conditions to Each Revolving Loan and Letter of Credit...............................................   51

ARTICLE 6.

Representations and Warranties.................................................................................   52

     6.1  Corporate Status.....................................................................................   52
     6.2  Corporate Power and Authority........................................................................   53
     6.3  No Violation.........................................................................................   53
     6.4  Litigation...........................................................................................   53
     6.5  Use of Proceeds......................................................................................   53
     6.6  Governmental Approvals...............................................................................   53

                                     (ii)

                                                                                       Page
                                                                                       ----
     6.7   Investment Company Act....................................................    54
     6.8   Public Utility Holding Company Act........................................    54
     6.9   True and Complete Disclosure..............................................    54
     6.10  Financial Condition; Financial Statements.................................    55
     6.11  Locations of Offices, Records and Inventory...............................    55
     6.12  Fictitious Business Names.................................................    55
     6.13  Security Interests........................................................    56
     6.14  Tax Returns and Payments..................................................    56
     6.15  Compliance with ERISA.....................................................    56
     6.16  Subsidiaries..............................................................    57
     6.17  Patents, etc..............................................................    57
     6.18  Compliance with Statutes, etc.............................................    57
     6.19  Properties................................................................    58
     6.20  Labor Relations; Collective Bargaining Agreements.........................    58
     6.21  Restrictions on Subsidiaries..............................................    59
     6.22  Conduct of Business.......................................................    59
     6.23  Status of Accounts........................................................    59
     6.24  Material Contracts........................................................    59

ARTICLE 7.

Affirmative Covenants................................................................    59

     7.1   Financial Information.....................................................    60
     7.2   Inventory.................................................................    63
     7.3   Corporate Franchises......................................................    63
     7.4   Compliance with Statutes, etc.............................................    63
     7.5   ERISA.....................................................................    64
     7.6   Good Repair...............................................................    65
     7.7   Books and Records.........................................................    65
     7.8   Collateral Records........................................................    65
     7.9   Security Interests........................................................    66
     7.10  Insurance; Casualty Loss..................................................    66
     7.11  Taxes.....................................................................    67
     7.12  End of Fiscal Years; Fiscal Quarters......................................    67
     7.13  Further Assurances........................................................    67
     7.14  Maintenance of Corporate Separateness.....................................    67
     7.15  Post-Closing Obligations..................................................    68

ARTICLE 8.

Negative Covenants...................................................................    68

     8.1   Consolidation, Merger, Sale or Purchase of Assets, etc....................    68
     8.2   Liens.....................................................................    69
     8.3   Indebtedness..............................................................    71
     8.4   Capital Expenditures......................................................    73
     8.5   Investments...............................................................    73

                                     (iii)

                                                                                                                              Page
                                                                                                                              ----
      8.6   Dividends, etc...................................................................................................   75
      8.7   Transactions with Affiliates.....................................................................................   75
      8.8   Changes in Business..............................................................................................   76
      8.9   Working Capital..................................................................................................   76
      8.10  Fixed Charge Coverage Ratio......................................................................................   76
      8.11  Limitation on Voluntary Payments and Modifications of Indebtedness;
            Modifications of Governing Documents and Preferred Stock; etc....................................................   77
      8.12  Issuance of Subsidiary Stock.....................................................................................   77
      8.13  Limitation on  Restrictions Affecting Subsidiaries...............................................................   77
      8.14  No Additional Bank Accounts......................................................................................   78
      8.15  No Excess Cash...................................................................................................   78
      8.16  Additional Negative Pledges......................................................................................   78

ARTICLE 9.

Events of Default and Remedies...............................................................................................   79

      9.1   Events of Default................................................................................................   79
          (a)  Payments......................................................................................................   79
          (b)  Representations, etc..........................................................................................   79
          (c)  Covenants.....................................................................................................   79
          (d)  Default Under Other Agreements................................................................................   79
          (e)  Bankruptcy, etc...............................................................................................   80
          (f)  ERISA.........................................................................................................   80
          (g)  Collateral Documents..........................................................................................   80
          (h)  Guaranty......................................................................................................   81
          (i)  Judgments.....................................................................................................   81

ARTICLE 10.

The Agent....................................................................................................................   81

     10.1   Appointment......................................................................................................   81
     10.2   Nature of Duties of the Agent....................................................................................   82
     10.3   Lack of Reliance on the Agent....................................................................................   82
     10.4   Certain Rights of the Agent......................................................................................   83
     10.5   Reliance by the Agent............................................................................................   83
     10.6   Indemnification of the Agent.....................................................................................   83
     10.7   The Agent in its Individual Capacity.............................................................................   83
     10.8   Holders of Notes.................................................................................................   84
     10.9   Successor Agent..................................................................................................   84
     10.10  Collateral Matters...............................................................................................   84
     10.11  Actions with Respect to Defaults.................................................................................   85
     10.12  Delivery of Information..........................................................................................   86

                                     (iv)


                                                                                                                               Page
                                                                                                                               ----
ARTICLE 11.
Miscellaneous................................................................................................................   86

     11.1   Submission to Jurisdiction; Waivers..............................................................................   86
     11.2   Jury Trial.......................................................................................................   87
     11.3   Governing Law....................................................................................................   87
     11.4   Delays:  Partial Exercise of Remedies............................................................................   87
     11.5   Notices..........................................................................................................   87
     11.6   Benefit of Agreement.............................................................................................   87
     11.7   Confidentiality..................................................................................................   90
     11.8   Indemnification..................................................................................................   91
     11.9   Entire Agreement; Successors and Assigns.........................................................................   92
     11.10  Amendment or Waiver..............................................................................................   92
     11.11  Nonliability of Agent and Lenders................................................................................   92
     11.12  Independent Nature of Lenders' Rights............................................................................   92
     11.13  Counterparts.....................................................................................................   92
     11.14  Effectiveness....................................................................................................   93
     11.15  Severability.....................................................................................................   93
     11.16  Headings Descriptive.............................................................................................   93
     11.17  Maximum Rate.....................................................................................................   93
     11.18  Right of Setoff..................................................................................................   94
     11.19  Amendment and Restatement; Termination of Existing Credit Agreement..............................................   94
     11.20  Additions of New Lenders; Conversion of Original Loans of Continuing Lenders; Termination of Commitments of
            Non-Continuing Lenders...........................................................................................   94

ARTICLE 12.

Guaranty.....................................................................................................................   95

     12.1   The Guaranty.....................................................................................................   95
     12.2   Bankruptcy.......................................................................................................   96
     12.3   Nature of Liability..............................................................................................   96
     12.4   Independent Obligation...........................................................................................   96
     12.5   Authorization....................................................................................................   96
     12.6   Reliance.........................................................................................................   97
     12.7   Subordination....................................................................................................   97
     12.8   Waiver...........................................................................................................   97
     12.9   Limitation on Enforcement........................................................................................   98

                                      (v)

SCHEDULE I               List of Lenders
SCHEDULE II              Existing Indebtedness
SCHEDULE III             Existing Letters of Credit
SCHEDULE IV              Litigation
SCHEDULE V               Governmental Approvals
SCHEDULE VI              Chief Executive Offices, Records Locations and Inventory and
                         Equipment Locations
SCHEDULE VII             Fictitious Business Names
SCHEDULE IX              Subsidiaries
SCHEDULE X               Real Properties
SCHEDULE XI              Collective Bargaining Agreements
SCHEDULE XII             Insurance
SCHEDULE XIII            Permitted Property Sales
SCHEDULE XIV             Permitted Liens
SCHEDULE XV              Investments
SCHEDULE XVI             Transactions with Affiliates
SCHEDULE XVII            Bank Accounts


EXHIBIT A                Form of Assignment and Assumption Agreement
EXHIBIT B                Form of Collateral Access Agreement
EXHIBIT C                Form of Revolving Note
EXHIBIT D                Form of Notice of Borrowing
EXHIBIT E-1              Form of Collection Bank Agreement
EXHIBIT E-2              Form of Concentration Account Agreement
EXHIBIT F                Form of Letter of Credit Request
EXHIBIT G-1              Form of Notice of Continuation
EXHIBIT G-2              Form of Notice of Conversion
EXHIBIT H-1              Form of Opinion of Katten, Muchin & Zavis
EXHIBIT H-2              Form of Opinion of White & Case
EXHIBIT I                Form of Officer's Certificate
EXHIBIT J                Form of Acknowledgment, Consent and Amendment
EXHIBIT K                Form of Consent Letter
EXHIBIT L                Form of Intercreditor Agreement
EXHIBIT M                Form of Compliance Certificate
EXHIBIT N                Form of Borrowing Base Certificate
EXHIBIT O                Form of Notice of Assignment
EXHIBIT P                Form of Confidentiality Agreement

          THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 3, 1993, and amended and restated as of March 24, 1998, among Earle M. Jorgensen Holding Company, Inc., a Delaware corporation ("Holding"), Earle M. Jorgensen Company, a Delaware corporation (the "Borrower"), each of those financial institutions listed from time to time on Schedule I hereto (each a "Lender" and collectively, the "Lenders"), and BT COMMERCIAL CORPORATION, acting as Agent in the manner and to the extent described in Article 10 hereof. Capitalized terms used and not otherwise defined herein have the respective meanings set forth in Section 1.1 hereof.


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, Holding, the Borrower, each of the Lenders, and BT Commercial Corporation and Chemical Bank, as Agents, are party to a Credit Agreement, dated as of March 3, 1993 (as the same has been amended, modified or supplemented prior to, but not including, the Restatement Effective Date, the "Existing Credit Agreement");

          WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement as herein provided;

          WHEREAS, the Borrower wishes to obtain a credit facility to (i) refinance the Existing Credit Agreement, (ii) prepay certain purchase money indebtedness, including premium and accrued interest thereon, as set forth in the Heller Documents, (iii) pay certain fees and expenses incurred in connection with the Transaction and (iv) provide for the Borrower's general corporate purposes;

          WHEREAS, upon the terms and subject to the conditions set forth herein, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;


          NOW, THEREFORE, the parties hereto hereby agree as follows:


                                  ARTICLE 1.


                                  Definitions
                                  -----------


          1.1  General Definitions.  As used herein, the following terms shall
               -------------------
have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          Accounts shall mean, with respect to any Person, all present and
          --------
future accounts, contract rights and other rights to payment for goods sold or leased (whether or not delivered) or for services rendered which are not evidenced by an instrument or chattel paper, whether or not they have been earned by performance, and any letter of credit, guarantee, security interest or other security issued or granted to secure payment by an account debtor.

          Acknowledgment, Consent and Amendment shall have the meaning given to
          -------------------------------------
such term in Section 5.1(m) hereof.

          Adjusted Certificate of Deposit Rate shall mean on any day, the sum
          ------------------------------------
(rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by Bankers Trust Company on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit in excess of $100,000 issued by a member bank of the Federal Reserve System with deposits in excess of five billion dollars (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus the then daily net annual assessment rate as estimated by Bankers Trust Company for determining the current annual assessment payable by Bankers Trust Company to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          Adjusted Eurodollar Rate shall mean, with respect to each Interest
          ------------------------
Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 100% minus the stated maximum rate (stated as a decimal) of all reserves, if any, required by the Board of Governors of the Federal Reserve System to be maintained by a member bank of the Federal Reserve System in New York City with deposits in excess of five billion dollars against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

          Affiliate shall mean, with respect to any Person, any entity which
          ---------
directly or indirectly controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person or any Person who is a director or officer of such Person or any Subsidiary of such Person. For purposes of this definition, "control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of management and policies of a business, whether through the ownership of voting securities, by contract or otherwise and either alone or in conjunction with others or any group. Neither any Lender nor any person controlling any Lender nor any of their respective Subsidiaries shall be treated as an Affiliate of the Credit Parties or their respective Subsidiaries.

          Agent shall mean BTCC in its capacity as Agent for the Lenders
          -----
hereunder, and shall include any successor thereto as Agent, appointed as such pursuant to Section 10.9.

          Amendment to Holding Restructuring Agreement shall mean the Amendment
          --------------------------------------------
to Holding Restructuring Agreement entered into by and between Holding and KIA IV on the Restatement Effective Date.

          Applicable Lending Office shall mean, with respect to each Lender,
          -------------------------
such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Base Rate Loan.

          Applicable Margin shall mean a percentage per annum equal to (i) in
          -----------------
the case of Eurodollar Rate Loans, the Eurodollar Rate plus 1.75% and (ii) in the case of Base Rate Loans, the Base Rate plus 0.50%

          Assignment and Assumption Agreement shall mean an assignment and
          -----------------------------------
assumption agreement entered into by an assigning Lender and an assignee Lender, and accepted by the Syndication Agent, in accordance with Section 11.6, substantially in the form of Exhibit A.

          Auditors shall mean a nationally-recognized firm of independent public
          --------
accountants selected by the Borrower and reasonably satisfactory to the Agent. For purposes of this Credit Agreement, the Borrower's current firm of independent public accountants, Ernst & Young LLP, shall be deemed to be satisfactory to the Agent.

          Available Amount shall mean, as of any date of calculation thereof, an
          ----------------
amount equal to zero, plus or minus the sum of all Excess Cash Flow Amounts for
                      -------------
all Excess Cash Flow Periods then ended, minus the amount of all Dividends previously made pursuant to Sections 8.6(b)(iv) (A), (B) and (C).

          Base Rate shall mean, at any time, the highest of (i) the Prime
          ---------
Lending Rate, (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate then in effect and (iii) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate then in effect. If for any reason Bankers Trust Company shall have determined (which determination shall be final absent manifest error) that it is unable to ascertain the Adjusted Certificate of Deposit Rate, the Base Rate shall be determined without regard to clause (iii), until the circumstance giving rise to such inability shall no longer exist.

          Base Rate Loan shall mean each Revolving Loan bearing interest as
          --------------
provided in Section 4.2.

          Borrower shall have the meaning provided in the preamble to this
          --------
Credit Agreement.

          Borrowing shall mean an incurrence of Revolving Loans of the same Type
          ---------
from all the Lenders on the same day (or resulting from Conversion or Continuance on the same date), having, in the case of Eurodollar Rate Loans, the same Interest Period.

          Borrowing Base shall have the meaning given to such term in Section
          --------------
2.2.

          Borrowing Base Certificate shall have the meaning given to such term
          --------------------------
in Section 7.1(e).

          BT Account shall have the meaning given to such term in Section
          ----------
2.6(c).

          BT Delaware shall have the meaning provided in Section 2.3(b).
          -----------

          BTCC shall mean BT Commercial Corporation, in its individual capacity.
          ----

          Business Day shall mean any day other than a Saturday, Sunday or legal
          ------------
holiday on which commercial banks in New York, New York are authorized to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in U.S. Dollar deposits in the New York interbank Eurodollar market.

          Capital Expenditures shall mean, for any period, the aggregate of all
          --------------------
expenditures (whether paid in cash or accrued as liabilities (including Capitalized Lease Obligations)) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are, or are required to be, included in the property, plant or equipment reflected in the balance sheet of Borrower and its Subsidiaries; provided that Capital Expenditures shall in any event include
                  --------
the purchase price paid in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment.

          Capital Lease, as applied to any Person, shall mean any lease of any
          -------------
property (whether real, personal or mixed) by that Person or any of its Subsidiaries as lessee which, in conformity with GAAP, is accounted for as a capital lease on the consolidated balance sheet of that Person.

          Capitalized Lease Obligations shall mean the obligations under Capital
          -----------------------------
Leases of Borrower and its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          Cash Equivalents shall mean (i) securities issued or directly and
          ----------------
fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition,
(iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by

S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) any fund or funds investing solely in investments of the type described in clauses (i) through (iii) above, and (v) repurchase obligations with a term of not more than seven days for investments of the type described in clause (i) above and entered into with any Lender or Approved Bank.

          Casualty Loss shall have the meaning given to such term in Section
          -------------
7.10.

          CERCLA shall mean the Comprehensive Environmental Response,
          ------
Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.
                                                                        -- ----

          Change of Control shall mean (x) a "Change of Control" (or any similar
          -----------------
term) under and as defined in the New Senior Note Documents or Special Term Loan Documents, (y) the direct or indirect acquisition by any Person, entity or "group" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the outstanding shares of Voting Stock of the Borrower or Holding, other than any such Person, entity or group which is the direct transferee of any of the voting stock of Holding from Kelso & Company and/or its Affiliates, officers and employees and/or the ESOP so long as Kelso & Company and its Affiliates, officers and employees and/or the ESOP which owned the voting stock of Holding on the Restatement Effective Date continue to beneficially own a majority of the voting stock of Holding or (z) Holding shall cease to own a majority of the voting stock of the Borrower.

          Code shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time, and the regulations promulgated and rulings issued thereunder.

          Collateral shall mean all of the Collateral as defined in each of the
          ----------
Collateral Documents.

          Collateral Access Agreements shall mean any landlord waivers,
          ----------------------------
mortgagee waivers, bailee letters or any similar acknowledgment agreements of any warehouseman or processor in possession of Inventory, in each case as executed in connection with the Existing Credit Agreement, or executed pursuant to the requirements in clause (b) of the definition of Eligible Inventory and
Section 7.7, and otherwise substantially in the form of Exhibit B with such changes thereto as are reasonably acceptable to the Agent.

          Collateral Agent shall mean BTCC acting as collateral agent pursuant
          ----------------
to the Collateral Documents.

          Collateral Documents shall mean all contracts, instruments and other
          --------------------
documents now or hereafter executed and delivered in connection with the Existing Credit Agreement or this Credit Agreement, pursuant to which liens and security interests are granted to the Collateral

Agent in the Collateral for the benefit of the Lenders, including, without limitation, the Security Agreement.

          Collection Account shall mean the account established at a Collection
          ------------------
Bank pursuant to the Collection Bank Agreement, into which funds on deposit in the relevant Sub-Collection Account shall be transferred pursuant to Section 2.6.

          Collection Agreements shall have the meaning given to such term in
          ---------------------
Section 2.6(b)(ii).

          Collection Bank shall have the meaning given to such term in Section
          ---------------
2.6(b)(ii).

          Collective Bargaining Agreements shall mean any collective bargaining
          --------------------------------
agreements or any other similar agreement or arrangements covering the employees of the Borrower.

          Commitment of any Lender shall mean the amount set forth opposite such
          ----------
Lender's name on Schedule I, as such Schedule may be amended from time to time, under the heading "Commitment," as such amount may be reduced from time to time pursuant to the terms of this Credit Agreement.

          Computation Date shall mean the last Business Day of each month and
          ----------------
any other date specified in writing by an Issuing Bank with respect to a Letter of Credit, or any replacement or renewal thereof.

          Concentration Account shall have the meaning given to such term in
          ---------------------
Section 2.6(c).

          Concentration Account Agreement shall have the meaning given to such
          -------------------------------
term in Section 2.6(c).

          Consolidated Net Income shall mean for any period the consolidated net
          -----------------------
income of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP applied on a basis consistent with prior practices.

          Contingent Obligations shall mean as to any Person any obligation of
          ----------------------
such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that
                                                         --------  -------
the term Contingent Obligations shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) guarantees made by a Person of the obligations of a Subsidiary or Affiliate of such Person which do not constitute Indebtedness of such Subsidiary or Affiliate and are incurred in the ordinary course of business of such Subsidiary or Affiliate. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          Continuation and Continuance each shall refer to a continuation of
          ----------------------------
Revolving Loans pursuant to Section 4.3, provided that each such term shall not
                                         --------
constitute the making of a Revolving Loan for purposes of this Credit Agreement.

          Continuing Lender shall mean each Existing Lender with a Commitment
          -----------------
under this Credit Agreement (immediately upon giving effect to this Credit Agreement on the Restatement Effective Date).

          Convert, Conversion and Converted each shall refer to a conversion of
          ---------------------------------
Revolving Loans of one Type into Revolving Loans of another Type pursuant to
Section 4.3, provided that each such term shall not constitute the making of a
             --------
Revolving Loan for purposes of this Credit Agreement.

          Credit Agreement shall mean this Amended and Restated Credit
          ----------------
Agreement, as the same may be amended, modified, restated, amended and restated, supplemented, extended or renewed from time to time.

          Credit Documents shall mean, collectively, this Credit Agreement and
          ----------------
once executed and delivered pursuant to the terms of this Credit Agreement (or previously executed in connection with the Existing Credit Agreement), each Revolving Note, each Letter of Credit, each Notice of Borrowing, each Notice of Conversion, each of the Collateral Documents, the Intercreditor Agreement and all other documents, agreements, instruments and certificates now or hereafter executed and delivered in connection herewith or therewith, as the same may be modified, amended, extended, restated or supplemented from time to time, except as released prior to or in accordance with the execution of this Credit Agreement.

          Credit Event shall mean the making of a Revolving Loan or the issuance
          ------------
of a Letter of Credit.

          Credit Parties shall mean, collectively, Holding and the Borrower.
          --------------

          Current Assets shall mean all assets (including cash and Cash
          --------------
Equivalents) designated as "current" on a consolidated balance sheet of the Borrower prepared in accordance with GAAP.

          Current Liabilities shall (i) mean all liabilities designated as
          -------------------
"current" on a consolidated balance sheet of the Borrower prepared in accordance with GAAP and (ii) include, without limitation, and solely for the purpose of calculating financial covenants contained in this Credit Agreement, the balance of Revolving Loans outstanding.

          Default shall mean an event, condition or default which with the
          -------
giving of notice, the passage of time or both would be an Event of Default.

          Defaulting Lender shall have the meaning given to such term in Section
          -----------------
2.4(c).

          Disbursement Account shall have the meaning given to such term in
          --------------------
Section 2.3(b).

          Dividend shall have the meaning given to such term in Section 8.6.
          --------

          Dollars and the sign $ shall each mean freely transferable lawful
          -------              -
money of the United States.

          Domestic Lending Office shall mean, with respect to any Lender, the
          -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I, as such annex may be amended from time to time.

          EBITDA shall mean, in any fiscal period, the Consolidated Net Income
          ------
(other than extraordinary items of the Borrower and its Subsidiaries for such period but including any Inventory adjustments), (i) plus the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles for such period, (ii) less gains and plus losses attributable to any fixed asset sales, (iii) plus or minus (as the case may be) any other non-cash charges (other than any reserve established by the Borrower against Accounts and/or Inventory) which have been subtracted or added, as the case may be, in calculating Consolidated Net Income for such period, all determined in accordance with GAAP, (iv) plus or minus (as the case may be) any decrease or increase in the amount of deferred taxes (to the extent the amount of such increase or decrease is not duplicative of any other taxes already included in this calculation) as shown on the balance sheet as of the end of such period since the first day of the same period, (v) plus ESOP contributions during such period which are paid in cash and subsequently invested in the capital stock of, or otherwise contributed to, the Borrower,
(vi) plus any LIFO expense and (vii) minus any LIFO income.

          Eligible Accounts Receivable shall mean Accounts of the Borrower
          ----------------------------
payable in Dollars and deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:


          (a)  it arises out of a sale made by the Borrower to an Affiliate; or

          (b) the Account is unpaid more than 90 days after the original payment invoice date, with respect to Accounts the invoice for which provides that payment is due in 30 days and 120 days from invoice date with respect to Accounts the invoice for which is due in 60 days after the original payment invoice date or less from the date of such invoice; or

          (c) it is from the same account debtor (or any Subsidiary thereof) and fifty percent (50%) or more, in face amount, of all Accounts from such account debtor (or any Subsidiary thereof) are ineligible pursuant to (b) above; or

          (d) the Account, when aggregated with all other Accounts of such account debtor, exceeds five percent (5%) in face value of all Accounts of the Borrower then outstanding, to the extent of such excess; provided,
                                                                  --------
     however, that Accounts supported or secured by an irrevocable letter of
     -------
     credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent, and duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent) shall be excluded for purposes of such calculation; or

          (e) (i) the account debtor is also a creditor of the Borrower, (ii) the account debtor has disputed its liability on, or the account debtor has made any claim with respect to, such Account or any other Account due from such account debtor to the Borrower, which has not been resolved or (iii) the Account otherwise is or may become subject to any right of setoff by the account debtor; provided that any Account deemed ineligible pursuant to
                         --------
     this clause (e) shall only be ineligible to the extent of the amount owed by the Borrower to the account debtor, the amount of such dispute or claim, or the amount of such setoff, as applicable; or

          (f) the account debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or if a decree or order for relief has been entered by a court having jurisdiction over the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the federal bankruptcy laws has been filed by or against the account debtor, or if the account debtor has filed a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound up, or shall authorize or commence any action or proceeding for dissolution, winding-up or liquidation, or if the account debtor has failed, suspended business, declared itself to be insolvent, is generally not paying its debts as they become due or has consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs, unless the payment of Accounts from such account debtor is secured in a manner satisfactory to the Agent or, if the Account from such account debtor arises subsequent to a decree or order for relief with respect to such account debtor under the federal bankruptcy laws, as now or hereafter in effect, the Agent shall have determined that the timely payment and collection of such Account will not be impaired; or

          (g) the sale is to an account debtor outside of the United States, unless the account debtor thereon has supplied the Borrower with an irrevocable letter of credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent and which has been duly pledged to the Collateral Agent (together with sufficient documentation to permit direct draws by the Collateral Agent); or

          (h) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return (other than pursuant to ordinary course of business warranties); or

          (i) the Agent determines in its Permitted Discretion that such Account may not be paid by reason of the account debtor's financial inability to pay; or

          (j) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower duly assigns its rights to payment of such Account to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S) 3727 et seq.); or
          -- ----

          (k) title to the goods giving rise to such Account has not been transferred to the account debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the account debtor or the Account otherwise does not represent a final sale; or

          (l) the Account does not comply with all applicable legal requirements, including, where applicable, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, in each case as amended; or

          (m) the Collateral Agent does not have a valid and perfected first priority security interest in or Lien (subject to Permitted Liens) on such Account or the Account does not otherwise conform to the representations and warranties contained in this Credit Agreement or the other Credit Documents, except that the value of any Account shall be reduced by the amount of any obligations secured by Permitted Liens which are prior to the Lien in favor of the Collateral Agent.

          Eligible Inventory shall mean Inventory of the Borrower deemed by the
          ------------------
Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the amount of such Inventory shall be valued on a FIFO basis at the lower of cost or market as adjusted from the Borrower's month end balance sheet, less any
                                                                        ----
goods returned or rejected by the Borrower's customers and goods in transit (other than goods to which the Borrower has title), less any reserves otherwise
                                                    ----
required by the Agent pursuant to Section 2.2(b), and less any Inventory that
                                                      ----
the Agent determines to be ineligible pursuant to Section 2.2(b). Unless otherwise approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if:

          (a) the Inventory is not owned solely by the Borrower and with respect to which the Borrower does not have good, valid and marketable title; or

          (b) the Inventory is not stored on property that is either (i) owned or leased by the Borrower or (ii) owned or leased by a warehouseman that has contracted with the Borrower to store Inventory on such warehouseman's property, provided that (x) with
               --------
     respect to Inventory stored on property leased by the Borrower, such Inventory shall be deemed Eligible Inventory so long as, by the date which
                                                  -- ---- --
     is 60 days after the Restatement Effective Date, the Borrower shall have delivered in favor of the Collateral Agent a Collateral Access Agreement executed by the lessor of such property, and, with respect to Inventory stored on property owned or leased by a warehouseman, the Borrower shall have delivered to the Collateral Agent a Collateral Access Agreement executed by such warehouseman and (y) with respect to Inventory of the Borrower stored on property owned or leased by a customer of the Borrower, such Inventory shall be deemed Eligible Inventory so long as (1) such
                                                       -- ---- --
     Inventory is segregated and identifiable from such customer's other inventory, (2) such Inventory and other Inventory stored on property owned or leased by other customers of the Borrower do not exceed $5,000,000 in the aggregate and (3) the Borrower shall have delivered in favor of the Collateral Agent a collateral access agreement, in form and substance satisfactory to the Agent, executed by such customer; or

          (c) the Inventory is not subject to a perfected first priority Lien (subject to Permitted Liens) in favor of the Collateral Agent except, (i) with respect to Eligible Inventory stored at sites described in clause (b) above, for Liens for normal and customary warehouseman charges and (ii) the value of any Inventory shall be reduced by the amount of any obligations secured by Permitted Liens which are prior to the Lien in favor of the Collateral Agent; or

          (d)  the Inventory is not located in the United States; or

          (e) the Inventory is obsolete or the Inventory does not otherwise conform to the representations and warranties contained in this Credit Agreement or the other Credit Documents; or

          (f) the Inventory to the extent to which the FIFO value for each Inventory product item is in excess of the previous rolling 12 month cost of goods sold for such item (to the extent of such excess); or

          (g) such Inventory is part of one product line as disclosed on the schedules attached to the Borrowing Base Certificate and the amount of such Inventory exceeds 20% of the FIFO stock Inventory at such time (in the amount of such excess).

          Eligible Transferee shall mean and include a commercial bank,
          -------------------
financial institution or other "accredited investor" (as defined in SEC Regulation D).

          Employment Agreements shall have the meaning provided in Section
          ---------------------
5.1(o).

          Environmental Claims shall mean any and all administrative, regulatory
          --------------------
or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business or as required in connection with a financing transaction and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          Environmental Law shall mean any applicable Federal, state, foreign or
          -----------------
local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et
                                                                              --
seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean
----                                                       -- ----
Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)
                            -- ----
300f et seq.; the Emergency Planning and Community Right-to-Know Act, 49 U.S.C.
     -- ----
(S) 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et
         -- ----                                                            --
seq.; the Oil Pollution Act of 1990, 33 U.S.C (S) 2701 et seq. and any
----                                                   -- ----
applicable state and local or foreign counterparts or equivalents.

          ERISA shall mean the Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Credit Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          ERISA Affiliate shall mean each person (as defined in Section 3(9) of
          ---------------
ERISA) which together with Holding, the Borrower or any Subsidiary of Holding or the Borrower would be deemed to be a "single employer" within the meaning of
Section 414(b) or (c) of the Code, and for the purpose of any specific provision of this Credit Agreement which expressly refers to Section 302 of ERISA or
Section 412 of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

          ESOP shall mean the Earle M. Jorgensen Employee Stock Ownership Plan,
          ----
as in effect on the Restatement Effective Date.

          Eurodollar Lending Office shall mean, with respect to any Lender, the
          -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          Eurodollar Rate shall mean, with respect to an Interest Period for
          ---------------
each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the New York interbank Eurodollar market by Bankers Trust Company for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of BTCC for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 11:00 A.M. New York City time two (2) Business Days prior to the commencement of such Interest Period.

          Eurodollar Rate Loan shall mean a Revolving Loan bearing interest as
          --------------------
provided in Section 4.1.

          Event of Default shall have the meaning provided for in Section 9.1 of
          ----------------
this Credit Agreement.

          Excess Cash Flow shall mean, for any period (calculated based on
          ----------------
annual audited numbers for the first Excess Cash Flow Period), the remainder of
(i) the sum of (a) EBITDA for such period and (b) the decrease, if any, in Working Capital from the first day to the last day of such period, minus (ii)
                                                                   -----
the sum of (a) the amount of Capital Expenditures (to the extent not financed with Indebtedness (other than the amount financed by Revolving Loans) or made with the proceeds from asset sales, insurance proceeds or condemnation awards) made by the Borrower during such period, (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower (provided that repayments of Revolving Loans shall be deducted in determining
 --------
Excess Cash Flow only if such repayments were accompanied by a reduction in the Total Commitments) during such period and (c) the increase, if any, in Working Capital from the first day to the last day of such period.

          Excess Cash Flow Amount shall mean, for any Excess Cash Flow Period,
          -----------------------
the amount, which may be a positive or negative number, of Excess Cash Flow calculated for such period.

          Excess Cash Flow Period shall mean (i) the period commencing on April
          -----------------------
1, 1998 and ending on March 31, 1999 and (ii) each subsequent fiscal year of the Borrower.

          Exchange Notes shall mean exchange notes of the Borrower issued,
          --------------
pursuant to a registration statement to be filed by the Borrower with the Securities and Exchange Commission, to the holders of the New Senior Notes (in exchange for such New Senior Notes), which such exchange notes shall have terms substantially identical in all material respects to the New Senior Notes.

          Existing Credit Agreement shall have the meaning given to such term in
          -------------------------
the first WHEREAS clause hereof.

          Existing Indebtedness shall mean all Indebtedness of the Borrower and
          ---------------------
its Subsidiaries outstanding prior to, and to remain outstanding on and after, the Restatement Effective Date, and set forth on Schedule II, without giving effect to extensions or renewals thereto, except as expressly provided therein.

          Existing Indebtedness Agreements shall have the meaning given to such
          --------------------------------
term in Section 5.1(o) hereof.

          Existing Lender shall mean a Lender with a Commitment pursuant to the
          ---------------
Existing Credit Agreement.

          Existing Letter of Credit shall have the meaning given to such term in
          -------------------------
Section 3.1.

          Existing Loans shall have the meaning given to such term in Section
          --------------
5.1(j) hereof.

          Expenses shall mean all present and future expenses incurred by or on
          --------
behalf of the Agent in connection with this Credit Agreement, any other Credit Document or otherwise in its capacity as the Agent under this Credit Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent due to insufficient funds of deposited checks and the standard fee of the Agent relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Agent, out of pocket syndication fees and expenses, fees and taxes relative to the filing of financing statements, costs of preparing and recording any other Collateral Documents, all expenses, costs and fees set forth in Article 4 of this Credit Agreement, all other fees and expenses required to be paid pursuant to the Fee Letter and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

          Expiration Date shall mean March 24, 2003.
          ---------------

          Facing Fee shall have the meaning given to such term in Section
          ----------
4.7(c).

          Federal Funds Rate shall mean, for any period, a fluctuating interest
          ------------------
rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Payments Administrator from three Federal Funds brokers of recognized standing selected by it.

          Fees shall mean, collectively, the Unused Line Fee, the Letter of
          ----
Credit Fees and the other fees provided for in Section 4.8 hereof.

          Financial Statements shall mean the consolidated and consolidating
          --------------------
balance sheets and statements of operations and consolidated statements of cash flows and statements of changes in shareholder's equity of the Borrower for the period specified prepared in accordance with GAAP and consistent with prior practices.

          Fixed Charge Coverage Ratio for any period shall mean the ratio of (x)
          ---------------------------
EBITDA less the sum of (i) Capital Expenditures for such period and (ii) the aggregate principal amount of all scheduled payments of Indebtedness subject to a Lien permitted by Section 8.2(o) for such period to (y) Fixed Charges for such period.

          Fixed Charges for any period shall mean the sum of (i) Interest
          -------------
Expense and (ii) for purposes of calculating the Fixed Charge Coverage Ratio as used in Section 8.6(b)(iv)(C), Dividends paid from Available Amounts calculated for such period (other than Dividends the proceeds of which are promptly contributed to the Borrower) plus the amount of the Dividend proposed to be paid pursuant to Section 8.6(b)(iv)(C) at such time of the calculation for such purpose.

          GAAP shall mean generally accepted accounting principles in the United
          ----
States as in effect from time to time subject to Section 1.2.

          Governing Documents shall mean, as to any Person, the certificate or
          -------------------
articles of incorporation and by-laws or other organizational or governing documents of such Person.

          Governmental Authority shall mean any nation or government, any state
          ----------------------
or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guarantor shall mean Holding in its capacity as the guarantor under
          ---------
Article 12.

          Guaranty shall mean the guaranty provided by Holding pursuant to
          --------
Article 12 of this Credit Agreement.

          Hazardous Materials shall mean (a) any petroleum or petroleum
          -------------------
products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          Heller Documents means (a) the Loan and Security Agreement dated as of
          ----------------
March 27, 1995, by and between the Borrower and Heller Financial, Inc., (b) the Promissory Note dated March 30, 1995, made by the Borrower and payable to the order of Heller Financial, Inc., in the original principal amount of $2,875,974,
(c) the Deed of Trust and Security Agreement dated as of March 28, 1995, by and between the Borrower as grantor, Scott A. Stein, as trustee, and Heller Financial, Inc., as the lender and (d) the Guaranty dated March 28, 1995, made by the Parent.

          Highest Lawful Rate shall mean, at any given time during which any
          -------------------
Obligations shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations owing under this Credit Agreement, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          Holding shall have the meaning provided in the preamble to this Credit
          -------
Agreement.

          Holding Management Agreement shall mean the Management Agreement
          ----------------------------
between Holding and the Borrower as in effect on the Restatement Effective Date.

          Holding Note Documents shall mean and include each of the documents
          ----------------------
and other agreements entered into by Holding (including, without limitation, the Holding Restructuring Agreement and the Holding Note Pledge Agreement) relating to the issuance by Holding of the Holding Notes, as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Holding Note Pledge Agreement shall mean the Pledge Agreement entered
          -----------------------------
into by Holding and KIA IV in the form attached as Exhibit D to the Holding Restructuring Agreement, as in effect on the Original Effective Date and as same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Holding Notes shall mean the Series A Variable Rate Senior Notes due
          -------------
2006, including any Series A Variable Rate Senior Notes issued in lieu of interest thereon, issued by Holding under the Holding Restructuring Agreement, and amended by the Amendment to Holding Restructuring Agreement as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Holding PIK Notes shall mean senior notes of Holding, issued, pursuant
          -----------------
to the Holding Restructuring Agreement, to the holders of Holding Notes in lieu of payments of interest on such Holding Notes to the extent that Holding has insufficient excess cash flow to pay such interest, which such senior notes shall have terms substantially identical in all material respects to the Holding Notes.

          Holding Restructuring Agreement shall mean the Restructuring Agreement
          -------------------------------
entered into by and between Holding and KIA IV, as in effect on the Restatement Effective Date (after giving effect to the Amendment to Holding Restructuring Agreement) and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Indebtedness of any Person shall mean without duplication (i) all
          ------------
indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-
                                                                  ----
pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements, (viii) all reimbursement or other monetary obligations with respect to surety, performance and bid bonds, and (ix) all Contingent Obligations of such Person; provided that (x) Indebtedness shall not include
                            --------
trade payables and accrued expenses, in each case arising in the ordinary course of business and (y) Indebtedness for purposes of determining compliance with Sections 8.9 and 8.10 shall not include Contingent Obligations and Interest Rate Agreements to the extent not reflected on the Borrower's balance sheet in accordance with GAAP.

          Initial Credit Event shall mean the making of the initial Revolving
          --------------------
Loans hereunder.

          Insurance Sub shall mean a Wholly-Owned Subsidiary of the Borrower
          -------------
organized under the laws of Bermuda.

          Intercreditor Agreement shall have the meaning given to such term in
          -----------------------
Section 5.1(u) hereof.

          Interest Expense shall mean the aggregate consolidated interest
          ----------------
expense of the Borrower and its Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with GAAP, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any Capital Lease Obligations, provided that for the
                                                     --------
purpose of the definition "Fixed Charges", amortization of original issue discount and debt issuance costs on any Indebtedness and all fees payable in connection with the incurrence of such Indebtedness (to the extent included in interest expense) and debt issuance costs incurred by the Borrower in connection with the Transaction shall each be excluded in calculating Interest Expense; provided, further, that, interest expense in respect of Life Insurance Policy
--------
Loans shall be included in the calculation of "Interest Expense" only to the extent that such interest expense exceeds any dividends received by the Borrower in respect of the Life Insurance Policies relating to such Life Insurance Policy Loans.

          Interest Period shall mean for any Eurodollar Rate Loan the period
          ---------------
commencing on the date of the Borrowing, Conversion or Continuance thereof and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided,
                                                                      --------
however, that the Borrower may not select any Interest Period that ends after
-------
the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would
                              --------  -------
cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. Whenever any Interest Period begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Business Day of the applicable calendar month.

          Interest Rate Agreement shall mean any interest rate protection
          -----------------------
agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower or any of its Subsidiaries is a party or beneficiary.

          Interim Advance shall mean a Revolving Loan made by the Payments
          ---------------
Administrator to the Borrower pursuant to Section 2.3(c).

          Interim Advance Period shall have the meaning given to such term in
          ----------------------
Section 2.3(c).

          Inventory shall mean all of the inventory owned by the Borrower,
          ---------
including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrower's business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Borrower.

          Inventory Sublimit shall have the meaning given to such term in
          ------------------
Section 2.2(a).

          Investment shall have the meaning given to such term in Section 8.5.
          ----------

          Issuing Bank shall mean Bankers Trust Company or any Lender that is
          ------------
acceptable to the Agent which has agreed to issue a Letter of Credit for the account of the Borrower under this Credit Agreement.

          Issuing Bank Fees shall have the meaning given to such term in Section
          -----------------
4.7.

          KIA IV shall mean Kelso Investment Associates IV, L.P.
          ------

          Lender shall have the meaning given to such term in the preamble to
          ------
this Credit Agreement.

          Letter of Credit Fees shall have the meaning given to such term in
          ---------------------
Section 4.7.

          Letter of Credit Obligations shall mean, at any time, the sum of (i)
          ----------------------------
the aggregate Stated Amount of all Letters of Credit outstanding at such time, plus (ii) the aggregate amount of all drawings under Letters of Credit which
----
have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans).

          Letter of Credit Request shall have the meaning given to such term in
          ------------------------
Section 3.4.

          Letters of Credit shall mean all letters of credit (whether
          -----------------
documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued for the account of the Borrower pursuant to Article 3 of this Credit Agreement and all amendments, renewals, extensions or replacements thereof.

          Lien(s) shall mean any lien, charge, pledge, security interest, deed
          -------
of trust, mortgage, other encumbrance or other arrangement having the practical effect of the foregoing or other preferential arrangement of any other kind and shall include the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          Life Insurance Policies shall mean those certain life insurance
          -----------------------
policies obtained in 1984, 1985 and 1986 by Kilsby-Roberts Holding Co. ("KR") from Phoenix Mutual Life Insurance Company covering participants in the KR employee stock ownership plan and certain other KR executives, as in effect on the Restatement Effective Date.

          Life Insurance Policy Loans shall mean the loans made to the Borrower
          ---------------------------
and secured by its interests in the Life Insurance Policies.

          Management Agreements shall have the meaning given to such term in
          ---------------------
Section 5.1(o).

          Margin Stock shall have the meaning provided in Regulation U.
          ------------

          Material Adverse Effect shall mean a material adverse effect on (i)
          -----------------------
the business, prospects, operations, results of operations, assets, liabilities or financial condition of the Borrower or of Holding and its Subsidiaries taken as a whole, (ii) the value of Collateral or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) any Credit Party's ability to perform its material obligations under the Credit Documents to which it is a party, or (iv) the material rights and remedies of the Agent, the Issuing Banks or the Lenders under any Credit Document.

          Material Contract shall mean any contract or other arrangement (other
          -----------------
than the Credit Documents), whether written or oral, to which the Borrower or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto may be reasonably expected to have a Material Adverse Effect.

          Multiemployer Plan shall mean a "multiemployer plan" as defined in
          ------------------
Section 4001(a)(3) of ERISA.

          Net Sale Proceeds shall mean for any sale of assets, the gross cash
          -----------------
proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith), (ii) payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale and (iii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Credit Agreement) which is secured by the respective assets which were sold.

          New Lenders shall mean each of the Persons listed on Schedule I hereto
          -----------
which is not a Continuing Lender.

          New Senior Note Documents shall mean and include each of the documents
          -------------------------
and other agreements entered into (including, without limitation, the New Senior
Note Indenture) relating to the issuance by the Borrower of the New Senior Notes, as in effect on the Restatement Effective Date and as the same may be entered into, modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          New Senior Note Indenture shall mean the Indenture, dated as of March
          -------------------------
24, 1998, entered into by and between the Borrower and United States Trust Company of New York, as trustee thereunder, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms hereof and thereof.

          New Senior Notes shall mean the Borrower's 9 1/2% Senior Notes due in
          ----------------
the year 2005, as in effect on the Restatement Effective Date and the Exchange Notes issued in exchange therefor in accordance with the terms of the New Senior
Note Indenture as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Non-Continuing Lender shall mean each Existing Lender that is not a
          ---------------------
Continuing Lender.

          Notice of Borrowing shall have the meaning given to such term in
          -------------------
Section 2.3(a) and shall include any deemed Notice of Borrowing pursuant to
Section 3.5.

          Notice of Continuation shall have the meaning given to such term in
          ----------------------
Section 4.3(a).

          Notice of Conversion shall have the meaning given to such term in
          --------------------
Section 4.3(b).

          Obligations shall mean, without duplication, the unpaid principal of
          -----------
and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holding, the Borrower or any Subsidiary of the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Notes, any reimbursement obligation or indemnity of Holding, the Borrower or any Subsidiary of the Borrower on account of Letters of Credit or any accommodation extended with respect to applications for Letters of Credit, the Fees, the Expenses and all other obligations and liabilities of Holding, the Borrower or any Subsidiary of the Borrower to the Agent, the Issuing Banks or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Credit Agreement, the Revolving Notes, any other

Credit Document and any other document made, delivered or given in connection herewith or therewith.

          Offering Memorandum shall mean the final Offering Memorandum pursuant
          -------------------
to which the New Senior Notes are issued and sold.

          Original Effective Date shall mean March 3, 1993.
          -----------------------

          Outstandings shall mean, at any time, the sum of (i) the principal
          ------------
amount of Revolving Loans outstanding at such time plus (ii) the Letter of
                                                   ----
Credit Obligations at such time.

          Payment Office shall mean 14 Wall Street, New York, New York 10005 or
          --------------
any other office within the continental United States designated by the Payments Administrator to the Borrower from time to time as the office for payment of all amounts required to be paid by the Borrower or Holding under this Credit Agreement.

          Payments Administrator shall mean BTCC; provided, however, that if
          ----------------------                  --------  -------
BTCC shall cease to be the Agent hereunder, the Lenders shall have the option to appoint one of the remaining Lenders as the Payments Administrator by written notice to the Borrower.

          PBGC shall mean the Pension Benefit Guaranty Corporation established
          ----
pursuant to Section 4002 of ERISA and any Person succeeding to the functions thereof.

          Permitted Discretion shall mean, with respect to the Agent, the
          --------------------
Agent's judgment exercised in good faith based upon its consideration of any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of the Collateral Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to the Agent by any Person on behalf of Holding, the Borrower or any Subsidiary of the Borrower is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Holding, the Borrower or any of the Borrower's Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (i) the financial and business climate of the Borrower's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Accounts and Inventory, and (v) any other factors that change the credit risk of lending to the Borrower on the security of the Accounts and Inventory. The Agent shall disclose to the Borrower the basis on which its Permitted Discretion is exercised, however, the burden of establishing lack of good faith hereunder shall be on the Borrower.

          Permitted Liens shall mean any Liens permitted under Section 8.2(d)
          ---------------
and, to the extent such Liens may by operation of law take priority over a previously perfected Lien, Sections 8.2(a) and (n).

          Permitted Materials shall have the meaning given to such term in
          -------------------
Section 6.18(c).

          Permitted Transactions shall mean (i) reasonable and customary fees,
          ----------------------
compensation and benefits paid to officers, directors, employees or consultants of the Borrower or any of its Subsidiaries or their respective Affiliates for services rendered to the Borrower or any such Subsidiary in the ordinary course of business consistent with past practices; (ii) transfers of goods and services by or among the Borrower and its Subsidiaries and their respective Affiliates in the ordinary course of business on fair and reasonable terms, provided that if
                                                              --------
any such transaction or series of related transactions involves in excess of $3,000,000, the Board of Directors of the Borrower shall determine in good faith by resolution that such transaction is on terms fair and reasonable to the Borrower; (iii) Dividends permitted under Section 8.6; (iv) transactions pursuant to the Holding Management Agreement (provided that the 5% service fee
                                              --------
referred to in Section 5(b) of the Management Agreement shall not exceed $200,000 per annum) and the Tax Sharing Agreement; (v) transactions between the Borrower or any Subsidiary and the ESOP and permitted under Sections 8.3 and 8.5; and (vi) transactions between Holding, the Borrower or its Subsidiaries (other than Insurance Sub) and Insurance Sub in connection with compliance by the Borrower with Section 7.10.

          Person shall mean any individual, sole proprietorship, partnership,
          ------
joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

          Plan shall mean any multiemployer or single-employer plan as defined
          ----
in Section 4001 of ERISA, which (i) is maintained or contributed to by (or to which there is an obligation to contribute of), or (ii) at any time during the five year period preceding (A) in the case of any Credit Event, the date of such Credit Event or (B) in the case of any event or condition described in Section
7.5 or 9.1(f), the date thereof, was maintained or contributed to by (or to which there is or was an obligation to contribute of), Holding, the Borrower, a Subsidiary of Holding or the Borrower or an ERISA Affiliate.

          Prime Lending Rate shall mean the rate which Bankers Trust Company
          ------------------
publicly announces in New York City from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          Proportionate Share shall mean, with respect to any Lender, a fraction
          -------------------
(expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the Total Commitments or, if the Commitments are terminated, a fraction the numerator of which shall be the amount of such Lender's Revolving Loans and the denominator of which shall be the aggregate amount of then outstanding Revolving Loans of all the Lenders.

          RCRA shall mean the Resources Conservation and Recovery Act, as
          ----
amended, 42 U.S.C. (S) 6901 et seq.
                            -- ----

          Real Property of any Person shall mean all of the right, title and
          -------------
interest of such Person in and to land, improvements and fixtures, including leaseholds.

          Recovery Event shall mean the receipt by Holding or any of its
          --------------
Subsidiaries of any (i) cash insurance proceeds payable (x) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of Holding or any of its Subsidiaries and (y) under any policy of insurance required to be maintained under Section 7.10 or (ii) condemnation award payable by reason of eminent domain or deed in lieu thereof.

          Regulation D shall mean Regulation D of the Board of Governors of the
          ------------
Federal Reserve System as from time to time in effect and any successor thereto.

          Regulation U shall mean Regulation U of the Board of Governors of the
          ------------
Federal Reserve System as from time to time in effect and any successor thereto.

          Reportable Event shall mean any of the events described in Section
          ----------------
4043 of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

          Required Lenders shall mean, at any time, those Lenders then owed or
          ----------------
holding in the aggregate more than 50% of the sum of the then existing aggregate unpaid principal amount of the Revolving Loans and the then existing aggregate undrawn amount of the Total Commitments.

          Requirement of Law shall mean, as to any Person, the Governing
          ------------------
Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          Restatement Effective Date shall have the meaning set forth in Section
          --------------------------
11.14.

          Revolving Loan Conversion shall have the meaning set forth in Section
          -------------------------
2.1.

          Revolving Loans shall have the meaning given to such term in Section
          ---------------
2.1.

          Revolving Note shall mean a promissory note of the Borrower payable to
          --------------
the order of a Lender, substantially in the form of Exhibit C, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Revolving Loans made by such Lender or acquired by such Lender pursuant to
Section 11.6.

          Security Agreement shall mean the Security Agreement entered into
          ------------------
pursuant to the Existing Credit Agreement, as same may be amended, modified or supplemented from time to time.

          Senior Note Indenture shall mean the Indenture, dated as of March 11,
          ---------------------
1993, entered into by and between the Borrower and United States Trust Company of New York, as trustee thereunder, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms hereof and thereof.

          Senior Notes shall mean the Borrower's 10-3/4% Senior Notes due in the
          ------------
year 2000, issued pursuant to the Senior Note Indenture, as in effect prior to the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Settlement Date shall have the meaning given to such term in Section
          ---------------
2.4(b)(i).

          Shareholders' Agreement shall have the meaning given to such term in
          -----------------------
Section 5.1(o).

          Special Term Loan Agreement shall mean the Term Loan Agreement, dated
          ---------------------------
as of March 24, 1998, among the Borrower, DLJ Capital Funding, Inc., as Syndication Agent, Donaldson, Lufkin & Jenrette Securities Corporation and BT Alex. Brown Incorporated, as Arrangers, Bankers Trust Company, as Documentation Agent, Fleet National Bank, as Administrative Agent, and various financial institutions party thereto from time to time (as amended, modified or supplemented from time to time to the extent permitted by the terms hereof and thereof).

          Special Term Loan Documents shall mean and include each of the
          ---------------------------
documents and other agreements entered into (including, without limitation, the Special Term Loan Agreement) by the Borrower in connection with the Special Term Loan Agreement, as in effect on the Restatement Effective Date and as the same
----
may be entered into, modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          Special Term Loan Security Agreement shall mean the Security
          ------------------------------------
Agreement, dated as of March 24, 1998, between the Borrower, Fleet National Bank, as Administrative Agent, and certain Subsidiaries of the Borrower from time to time party thereto.

          Stated Amount of each Letter of Credit shall, at any time, mean the
          -------------
maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          Sub-Collection Account shall have the meaning given to such term in
          ----------------------
Section 2.6(b)(i).

          Subsidiary shall mean as to any Person, a corporation, partnership or
          ----------
other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          Syndication Agent shall mean BTCC; provided that if BTCC shall cease
          -----------------                  --------
to be the Agent hereunder, the Lenders shall have the option to appoint one of the remaining Lenders as the Syndication Agent.

          Syndication Date shall mean the earlier of (x) the date which is 60
          ----------------
days after the Restatement Effective Date and (y) the date upon which the Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of institutions as Lenders pursuant to Section 11.6) has been completed, notice of which shall be promptly given to the Borrower.

          Tax Sharing Agreements shall have the meaning given to such term in
          ----------------------
Section 5.1(o).

          Taxes shall have the meaning given to such term in Section 2.9.
          -----

          Total Availability shall mean the difference between (i) the lesser of
          ------------------
(x) the Total Commitments and (y) the Borrowing Base and (ii) the Outstandings.

          Total Commitments shall mean the aggregate of the Commitments of all
          -----------------
the Lenders.

          Transaction shall mean, collectively, (i) the issuance by the Borrower
          -----------
of the New Senior Notes, (ii) the entering into by the Borrower of the Special Term Loan Agreement and the incurrence by the Borrower of loans thereunder and
(iii) the execution and effectiveness of this Credit Agreement and the incurrence by the Borrower of the Revolving Loans hereunder.

          Transaction Documents shall mean, collectively, (i) the New Senior
          ---------------------
Note Documents, (ii) the Special Term Loan Documents and all other documentation executed in connection therewith and (iii) the Credit Documents.

          Type shall mean, with respect to any Revolving Loan, whether such
          ----
Revolving Loan is a Eurodollar Rate Loan or a Base Rate Loan.

          UCC shall mean the Uniform Commercial Code.
          ---

          Unfunded Current Liability of any Plan shall mean the amount, if any,
          --------------------------
by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

          Unused Line Fee shall have the meaning given to such term in Section
          ---------------
4.6.

          Wholly-Owned Subsidiary of any Person shall mean any Subsidiary of
          -----------------------
such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person or a Wholly-Owned Subsidiary thereof.

          Working Capital shall mean, at any time, the excess of Current Assets
          ---------------
over Current Liabilities.

          1.2  Accounting Terms and Determinations.  Unless otherwise defined or
               -----------------------------------
specified herein, all accounting terms used herein shall have the meanings customarily given in accordance with GAAP, and all financial computations to be made under this Credit Agreement shall, unless otherwise specifically provided herein, be made in accordance with GAAP applied on a basis consistent in all material respects with the Financial Statements referred to in Section 6.10(b). All accounting determinations for purposes of determining compliance with Sections 8.6(b), 8.9 and 8.10 hereof shall be made in accordance with GAAP and applied on a basis consistent in all material respects with the Financial Statements referred to in Section 6.10(b) and shall exclude, in any event, any
(i) interest accrued on the Senior Notes after the Restatement Effective Date and (ii) any interest income earned on the funds deposited by the Borrower with the trustee under the Senior Note Indenture on March 24, 1998 for the purpose of defeasing or redeeming all Senior Notes on or prior to April 23, 1998. The Financial Statements required to be delivered hereunder from and after the Restatement Effective Date and all financial records shall be maintained in accordance with GAAP as in effect as of the date of the Financial Statements referred to in Section 6.10(b) or, if GAAP shall change from the basis used in preparing the Financial Statements referred to in Section 6.10(b), the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Borrower is in compliance with the financial covenants based upon GAAP as utilized in the
Section 6.10(b) Financial Statements. If the Borrower shall change its method of inventory accounting from the last-in-first-out method to the first-in-first-out method, all calculations necessary to determine compliance with the covenants contained herein shall be made as if such method of inventory accounting had not been so changed. Any reference herein to a fiscal quarter shall mean a fiscal quarter consisting of 63 Business Days, except in the case of 366-day year, in which case one fiscal quarter may contain an additional Business Day. Any reference herein to a fiscal month shall mean a fiscal month consisting of 21 Business Days.

          1.3  Other Defined Terms.  Terms not otherwise defined herein which
               -------------------
are defined in the UCC as in effect in the State of New York shall have the meanings given them in such UCC. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and references to Article, Section, Schedule, Exhibit and like references are references to this Credit Agreement unless otherwise specified. An Event of

Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in accordance with Section 11.10 hereof.


                                  ARTICLE 2.


                                Revolving Loans
                                ---------------

          2.1  Commitments.  Subject to and upon the terms and conditions set
               -----------
forth herein, each Lender with a Commitment severally agrees, (A) in the case of each Continuing Lender, to convert into Revolving Loans (each a "Revolving Loan Conversion", and together, the "Revolving Loan Conversions"), on the Restatement Effective Date, Existing Loans made by such Continuing Lender to the Borrower pursuant to the Existing Credit Agreement and outstanding on the Restatement Effective Date, and/or (B) at any time and from time to time on and after the Restatement Effective Date and prior to the Expiration Date, to make a revolving loan or revolving loans (together with each Revolving Loan Conversion, each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, (ii) shall not exceed for any Lender at any time outstanding such Lender's Commitment and (iii) shall not exceed for all Lenders at anytime outstanding that aggregate principal amount which, when added to the amount of all Letter of Credit Obligations at such time, equals the Total Commitments at such time. The Borrower hereby agrees to execute and deliver to each Lender a Revolving Note to evidence the Revolving Loans made by such Lender.

          2.2  Determination of Borrowing Base.  (a)  Subject to Section 2.2(b)
               -------------------------------
and Section 2.3(c), Revolving Loans shall not in aggregate principal amount exceed the lesser of:


          (i)   the Total Commitments then in effect minus the sum of (A) the
                                                     -----
     Letter of Credit Obligations and (B) the Borrower's exposure (as determined by the Agent) under any Interest Rate Agreements entered into in connection with Section 8.3(m); and

          (ii)  the amount then equal to:

                 (A) Eighty-five percent (85%) of the Eligible Accounts Receivable, plus
                                  ----

                 (B)  Fifty-five percent (55%) of the Eligible Inventory, and minus
                      -----

                 (C) the Borrower's exposure (as determined by the Agent) under any Interest Rate Agreements entered into in connection with Section 8.3(m), and minus
                                               -----

                 (D)  the Letter of Credit Obligations.

The sum of the amounts calculated in accordance with clauses (ii)(A), (B) and
(C) above is hereinafter referred to as the "Borrowing Base." In addition, fifty-five percent (55%) of the Eligible Inventory shall not exceed sixty percent (60%) of Outstandings (the "Inventory Sublimit").

          (b) The Agent at any time shall be entitled to (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (ii) reduce the advance rates under Section 2.2(a)(ii)(A) or (B) or restore such advance rates to any level equal to or below the advance rates stated in Section 2.2(a)(ii)(A) or (B), and (iii) impose additional restrictions (or eliminate the same) to the standards of "Eligible Accounts Receivable" and "Eligible Inventory," in the exercise of its Permitted Discretion. The Agent may but shall not be required to rely on each Borrowing Base Certificate and any other schedules or reports delivered to it in connection herewith in determining the then eligibility of Accounts and Inventory. Reliance thereon by the Agent from time to time shall not be deemed to limit the right of the Agent to revise advance rates or standards of eligibility as provided in this Section 2.2(b).

          2.3  Borrowing Mechanics.  (a)  Except as provided in Section 2.3(b),
               -------------------
Borrowings shall be made on notice from the Borrower to the Payments Administrator, given not later than 1:00 P.M. New York City time on the date on which the proposed Borrowing consisting of Base Rate Loans is requested to be made and on the third Business Day prior to the date on which any proposed Borrowing consisting of Eurodollar Rate Loans is requested to be made.

          (i) Each Notice of Borrowing shall be given by either telephone, telecopy, telex, or cable, and, if by telephone, confirmed in writing, substantially in the form of Exhibit D (the "Notice of Borrowing"). Each Notice of Borrowing shall be irrevocable by and binding on the Borrower.

         (ii) The Borrower shall notify the Payments Administrator in writing of the names of the officers authorized to request Revolving Loans on behalf of the Borrower, and shall provide the Payments Administrator with a specimen signature of each such officer. The Payments Administrator shall be entitled to rely conclusively on such officers' authority to request Revolving Loans on behalf of the Borrower until the Payments Administrator receives written notice to the contrary. The Payments Administrator shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered pursuant to this Section 2.3(a) and, with respect to an oral request for Revolving Loans, the Payments Administrator shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of the Borrower. Neither the Payments Administrator nor any of the Lenders shall incur any liability to the Borrower as a result of acting upon any telephonic notice referred to in this Section 2.3(a) which notice the Payments Administrator believes in good faith to have been given by a duly authorized officer or other individual authorized to request Revolving Loans on behalf of the Borrower or for otherwise acting reasonably and in good faith under this Section 2.3(a) and, upon the funding of Revolving Loans by the Lenders in accordance with this Credit Agreement, pursuant to any such telephonic notice, the Borrower shall be deemed to have made a Borrowing of Revolving Loans hereunder.

        (iii) In a Notice of Borrowing, the Borrower may request one or more Borrowings on a single day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and shall be in an aggregate amount for all Lenders of not less than $1,000,000 in the case of Eurodollar Rate Loans or $500,000 in the case of Base Rate Loans. Unless otherwise requested in the applicable Notice of Borrowing, all

     Revolving Loans shall be Base Rate Loans. The right of the Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 4.3(c).

         (iv) The Borrower may not incur Eurodollar Rate Loans prior to the Syndication Date.

          (b) The Borrower has informed the Agent that it has decided to open a checking account (the "Disbursement Account") with Bankers Trust (Delaware) ("BT Delaware") for general corporate purposes, including the purpose of paying trade payables and other operating expenses. The Lenders hereby authorize the Payments Administrator, and so long as the conditions for Borrowing in Article 5 remain satisfied, the Payments Administrator on behalf of the Lenders may but shall not be obligated to make Revolving Loans to cover the amount of checks presented for payment and other disbursements from the Disbursement Account. Advice from BT Delaware of amounts required to cover such amounts will be deemed a sufficient Notice of Borrowing. Such Borrowings shall be of Base Rate Loans only and will not be subject to the minimum amount requirement of Section 2.3(a)(iii).

          (c) In the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Section 2.2(a) or (ii) the conditions precedent to the making of a Revolving Loan or the issuance of a Letter of Credit set forth in Section 5.2, the Lenders authorize the Payments Administrator to make Interim Advances to the Borrower for a period commencing on the date the Payments Administrator first receives a Notice of Borrowing requesting an Interim Advance until the earlier of (i) the fifteenth Business Day after such date (unless the Required Lenders authorize a later date), (ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto, or (iii) the date the Required Lenders instruct the Payments Administrator to cease making Interim Advances (in each case, the "Interim Advance Period"). The Payments Administrator shall not make any Interim Advance to the extent that at such time the amount of such Interim Advance when added to the aggregate outstanding amount of other Interim Advances would exceed the greater of (1) the lesser of (A) the difference between the Total Commitments and the Outstandings and (B) the greater of (x) $10,000,000 or (y) 10% of the Outstandings and (2) such amount as the Required Lenders shall authorize.

          2.4  Settlements Among the Payments Administrator and the Lenders.
               ------------------------------------------------------------
(a) Except as provided in Section 2.4(b), the Payments Administrator shall give to each Lender prompt notice of each Notice of Borrowing by telecopy, telex or cable. No later than 12:00 Noon New York City time on the date of each Borrowing representing the incurrence of Revolving Loans (unless the Restatement Effective Date is the date of such incurrence, in which case no later than 11:00 A.M. New York City time on the Restatement Effective Date), each Lender will make available for the account of its Applicable Lending Office, to the Payments Administrator at its Payment Office, in immediately available funds, its Proportionate Share of such Borrowing. Unless the Payments Administrator shall have been notified by any Lender on the Restatement Effective Date or, with respect to each Borrowing after the Restatement Effective Date, prior to the date of such Borrowing that such Lender does not intend to make available to the Payments Administrator its portion of such Borrowing to be made on such date, the Payments Administrator may assume that such Lender will make such amount available to the Payments

Administrator at its Payment Office on such date of Borrowing, or, if applicable, the Settlement Date (as defined below) and the Payments Administrator, in reliance upon such assumption, may but shall not be obligated to make available the amount of the Borrowing to be provided by such Lender. Except as provided in Section 2.4(b) and subject to Section 2.4(e), promptly after its receipt of payments from or on behalf of the Borrower (other than amounts payable to the Agent to reimburse the Agent and any Issuing Bank for fees and expenses payable solely to them), the Payments Administrator will cause such payments to be distributed ratably to the Lenders. The Lenders will apply such payments in accordance with Section 2.6(d).

          (b) Unless the Required Lenders have instructed the Payments Administrator to the contrary, the Payments Administrator on behalf of the Lenders may but shall not be obligated to make Base Rate Loans under Section 2.3 without prior notice of the proposed Borrowing to the Lenders, as follows:

          (i) The amount of each Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Payment Administrator's discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. New York City time on the last Business Day of the period specified by the Payments Administrator (such date, the "Settlement Date"). The Payments Administrator shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans for such period. The Lenders shall transfer to the Payments Administrator, or, subject to Section 2.4(e), the Payments Administrator shall transfer to the Lenders, such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement is received by the Lenders prior to 12:00 Noon New York City time on any Business Day, each Lender shall make the transfers described above in immediately available funds no later than 3:00 P.M. New York City time on the day such summary statement was received; and if such summary statement is received by the Lenders after 12:00 Noon New York City time on such day, each Lender shall make such transfers no later than 3:00 P.M. New York City time on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to or warranty by the Payments Administrator. Each of the Payments Administrator and the Lenders agree to mark their respective books and records on the Settlement Date to show at all times the dollar amount of their respective Proportionate Shares of the outstanding Revolving Loans.

         (ii) To the extent that the settlement described above shall not yet have occurred, upon repayment of Revolving Loans by the Borrower, the Payments Administrator may apply such amounts repaid directly to the amounts made available by the Payments Administrator pursuant to this
     Section 2.4(b).

        (iii) Because the Payments Administrator on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Payments Administrator to each Lender and the Payments Administrator in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Payments Administrator and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by the Borrower in accordance with Section 2.5 or actually settled by the applicable Lender as described in this Section 2.4(b).

          (c) If any amount described in this Section 2.4 is not made available to the Payments Administrator by a Lender (such Lender being hereinafter referred to as a "Defaulting Lender") and the Payments Administrator has made such amount available to the Borrower, the Payments Administrator shall be entitled to recover such amount on demand from such Defaulting Lender. If such Defaulting Lender does not pay such amount forthwith upon the Payments Administrator's demand therefor, the Payments Administrator shall promptly notify the Borrower and the Borrower shall immediately (but in any event no later than five Business Days after such demand) pay such amount to the Payments Administrator. The Payments Administrator shall also be entitled to recover from such Defaulting Lender and the Borrower, (x) interest on such amount in respect of each day from the date such corresponding amount was made available by the Payments Administrator to the Borrower to the date such amount is recovered by the Payments Administrator, at a rate per annum equal to either (i)
                                                   --- -----
if paid by such Defaulting Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 4.1 or Section 4.2 hereof, plus (y) in each case, an
                                                   ----
amount equal to any costs (including legal expenses) and losses incurred as a result of the failure of such Defaulting Lender to provide such amount as provided in this Credit Agreement; provided, however, that the Payments
                                   --------  -------
Administrator shall not be entitled to demand payment by the Borrower of any amount under clause (y) above unless demand therefor has been made of the Defaulting Lender and not paid within five Business Days of such demand.
Nothing herein shall be deemed to relieve any Lender from its duty to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder, including, without limitation, the right of the Borrower to seek reimbursement from any Defaulting Lender for any amounts paid by the Borrower under clause (y) above on account of such Defaulting Lender's default.

          (d) The failure of any Lender to make the Revolving Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Borrowing.

          (e) Notwithstanding anything contained herein to the contrary, so long as any Lender is a Defaulting Lender or has rejected its Commitment, the Payments Administrator shall not be obligated to transfer to such Lender any payments made by the Borrower to the Payments Administrator for the benefit of such Lender; and such Lender shall not be entitled to the sharing of any payments pursuant to Section 2.10. Amounts payable to such Lender under Section
2.10 shall instead be paid to the Payments Administrator. The Payments Administrator may hold and, in its discretion, re-lend to the Borrower the amount of all such payments received by it for such Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Share, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section 2.4(e) shall remain effective with respect to such Defaulting Lender until (x) the Obligations under this Agreement shall have been paid in full to the Payments Administrator and/or the Lenders other than the Defaulting Lender or (y) the Required Lenders, the Payments Administrator and the Borrower shall have waived such Defaulting Lender's default in writing. No Commitment of any Lender shall be increased or otherwise affected, and performance by the Borrower shall not be excused, by the operation of this Section 2.4(e).

          2.5  Mandatory Payment; Mandatory Reduction of Commitments.  (a)
               -----------------------------------------------------
Revolving Loans shall be due and payable without any demand at any time (A) the Outstandings at such time exceeds the Borrowing Base or the Total Commitments, in the amount of such excess and (B) the Inventory Sublimit is exceeded, in the amount of such excess, provided that (i) no such payment shall be required
                       --------
pursuant to the foregoing (A) as a result of a Borrowing Base deficiency during an Interim Advance Period and (ii) if the then aggregate outstanding principal amount of Revolving Loans is less than either such excess (after giving effect to the foregoing clause (i)), Letters of Credit will be required to be cash collateralized (to the satisfaction of the Collateral Agent) in the amount of such difference.

          (b) On the Expiration Date, the Total Commitments (and the Commitment of each Lender) shall automatically reduce to zero and all outstanding Revolving Loans shall be paid in full.

          (c) The Borrower may reduce or terminate the unutilized Total Commitments at any time and from time to time in whole or in part; provided,
                                                                   --------
however, that each such reduction must be in an amount not less than $1,000,000
-------
(and in increments of $100,000 thereafter); and provided further, that (i) if
                                                -------- -------
the Borrower seeks to reduce the Total Commitments to an amount less than $25,000,000, then the Total Commitments shall be reduced to zero and this Credit Agreement shall be terminated and (ii) once reduced the amount of any such reductions in the Total Commitments may not be reinstated.

          (d) Upon the occurrence of a Change in Control, unless the Required Lenders otherwise consent, the Total Commitments shall automatically be reduced to zero.

          (e)  Any reduction to the Total Commitments pursuant to this Section
2.5 shall reduce the Commitment of each of the Lenders pro rata.
                                                       --- ----

          2.6  Payments and Computations.  (a)  The Borrower shall make each
               -------------------------
payment hereunder and under the Revolving Notes not later than 3:00 P.M. New York City time on the day when due in Dollars to the Payments Administrator at its Payment Office in immediately available funds. The Borrower's obligations to the Lenders with respect to such payments shall be discharged by making such payments to the Payments Administrator pursuant to this Section 2.6 or, if such payments are not received prior to the foregoing deadline, by the Payments Administrator's adding such payments to the principal amount of the Revolving Loans outstanding by charging such payments to the Borrower's Revolving Loan account (which charge shall consti-tute an incurrence of Revolving Loans (that are Base Rate Loans) in an aggregate principal amount equal to the amount so charged).

          (b) (i) The Borrower shall have established and shall maintain one or more accounts for the collection of payments made in respect of Accounts (each, a "Sub-Collection Account") and shall instruct all account debtors on the Accounts of the Borrower to remit all payments to its Sub-Collection Account. All amounts received by the Borrower from any account debtor, in addition to all other cash received from any other source (other than proceeds kept in the "Collateral Account" (as defined in and pursuant to the Special Term Loan Agreement)), shall, subject to the requirements of Section 8.15, upon receipt be deposited into a Sub-Collection Account.

          (ii) The Borrower, the Collateral Agent and financial institutions selected by the Borrower and acceptable to the Agent (the "Collection Banks") shall enter into agreements substantially in the form of Exhibit E-1 (the "Collection Agreements"), providing, among other things, for all receipts received in respect of Accounts to be transferred at the end of each day from each Sub-Collection Account to the appropriate Collection Account.

         (iii) The Borrower may close Sub-Collection Accounts and/or open new Sub-Collection Accounts with the prior written consent of the Collateral Agent and subject to prior execution and delivery to the Collateral Agent of Collection Agreements consistent with the provisions of this Section 2.6 and in form and substance satisfactory to the Agent and its counsel.

          (c) Upon the terms and subject to the conditions set forth in the Collection Agreements, all available amounts held in the Collection Accounts shall be wired each Business Day into an account (the "Concentration Account") established pursuant to a concentration account agreement entered into among the Borrower, the Collateral Agent and Bankers Trust Company substantially in the form of Exhibit E-2 (the "Concentration Account Agreement"). Subject to the terms and conditions of the Concentration Account Agreement, all available funds in the Concentration Account shall be transferred on every Business Day to an account (the "BT Account") maintained by the Collateral Agent at Bankers Trust Company.

          (d) All available amounts held in the BT Account shall be distributed and applied on a daily basis in the following order: first, to the payment of
                                                     -----
any Fees, Expenses or other Obligations due and payable to the Agent under any of the Credit Documents, including amounts advanced by the Payments Administrator on behalf of the Lenders pursuant to Section 2.3(b), 2.3(c) or 2.4(b); second, to the payment of any Fees, Expenses or other Obligations due
        ------
and payable to any Issuing Bank under any of the Credit Documents; third, to the
                                                                   -----
ratable payment of any Fees, Expenses or other Obligations due and payable to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 2.6(d); fourth, to the ratable payment
                                                 ------
of interest due on the Loans; and fifth, to the ratable payment of principal on
                                  -----
the Loans. Any payment received hereunder as a distribution in any proceeding referred to in Section 9.1(e) shall, unless paid with respect to amounts specifically owing to the Agent or any Issuing Bank, be distributed and applied by the Collateral Agent to the payment of the amounts due hereunder and under the Revolving Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

          2.7  Maintenance of Account.  The Payments Administrator shall
               ----------------------
maintain an account on its books in the name of the Borrower in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower or for the Borrower's account, including the Revolving Loans, the Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. The Borrower will be credited, in accordance with Section 2.6 above, with all amounts received by the Lenders from the Borrower or from others for the Borrower's account, including, as set forth above, all amounts received by the Payments Administrator in payment of Accounts and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Payments Administrator's right to demand payment of any Obligation upon its maturity. Further, the Payments Administrator shall have no obligation whatsoever to perform in any respect any of the Borrower's contracts or obligations relating to the Accounts.

          2.8  Statement of Account.  After the end of each month the Payments
               --------------------
Administrator shall send the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Lenders, the Issuing Banks and the Borrower during that month. The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Borrower.

          2.9  Taxes.  (a)  All payments made by the Borrower or Holding, as the
               -----
case may be, hereunder, under any Revolving Note, under the Guaranty or under any other Credit Document will be made without setoff, counterclaim or other defense to the extent permitted by law. Except as provided for in Section 2.9(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the Governmental Authority in which such Lender is organized or incorporated or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower or Holding, as the case may be, agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Revolving Note, under the Guaranty or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein, in such Revolving Note or in the Guaranty. The Borrower shall also reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the Governmental Authority in which such Lender is organized or incorporated or in which the principal office or Applicable Lending Office of such Lender is located or of any political subdivision or taxing authority thereof or therein as such Lender shall determine are payable by such Lender in respect of Taxes paid to or on behalf of such Lender pursuant to this or the preceding sentence. The Borrower will furnish to the Payments Administrator within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or Holding, as the case may be. The Borrower or Holding, as the case may be, will indemnify and hold harmless the Agent and each Lender, and reimburse the Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

          (b) Each Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) to provide to each of the Borrower and the Agent on or prior to the Restatement Effective Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Lender's entitlement as of such date to an exemption from United States withholding tax with respect to payments to be made under this Credit Agreement, under any Revolving Note, under the Guaranty or under any other Credit Document and (ii) that, to the extent legally entitled to do so, (x) with respect to a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 11.6 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Lender, and (y) with respect to any such Lender, from time to time upon the reasonable written request of the Borrower or the Agent after the Restatement Effective Date, such Lender will provide to each of the Borrower and the Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Lender's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Credit Agreement, under any Revolving Note, under the Guaranty, or under any other Credit Document. Notwithstanding anything to the contrary contained in Section 2.9(a), but subject to the immediately succeeding sentence, the Borrower or Holding, as the case may be, shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Lender additional amounts with respect thereto) for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower or the Agent such forms required to be provided to the Borrower or the Agent pursuant to the first sentence of this Section 2.9(b). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 2.9(b), the Borrower or Holding, as the case may be, agrees to indemnify each Lender in the manner set forth in Section 2.9(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c)  If the Borrower pays any additional amount pursuant to this
Section 2.9 and any Lender actually receives a refund of tax or a credit against its tax liabilities as a result of such payment by the Borrower, such Lender shall pay to the Borrower an amount that such Lender determines, in its sole judgment, is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. Whether or not any Lender claims any credit or refund shall be in the sole discretion of each Lender. Nothing in this Section 2.9(c) shall require any Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other information to the Borrower or any other party.

          2.10  Sharing of Payments.  If any Lender shall obtain any payment
                -------------------
(whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it or its participation in Letters of Credit in excess of its Proportionate Share of payments on account of the Revolving Loans or Letters of Credit obtained by all the Lenders (other than any Lender that has waived its Proportionate Share in writing), such Lender shall forthwith purchase from the other Lenders such participation in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
                           --------  -------
excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.


                                   ARTICLE 3.

                               Letters of Credit
                               -----------------

          3.1   Issuance of Letters of Credit.  Subject to the terms and
                -----------------------------
conditions of this Credit Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, upon the request of the Borrower pursuant to Section 3.4, one or more Issuing Banks selected by the Borrower shall issue Letters of Credit hereunder and for the Borrower's account, as more specifically described below. No Issuing Bank shall be obligated to issue any Letter of Credit for the account of the Borrower if at the time of such requested issuance:


          (a) the face amount of such requested Letter of Credit when added to the Letter of Credit Obligations then outstanding, would (i) cause the Letter of Credit Obligations to exceed $15,000,000 or (ii) when added to the aggregate amount of Revolving Loans then outstanding would exceed (x) the lesser of (A) the Total Commitments and (B) the Borrowing Base then in effect or (y) the Inventory Sublimit;

          (b) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request such Issuing Bank to refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect as of the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the

     Restatement Effective Date and which such Issuing Bank deems in good faith to be material to it; or

          (c) a default of any Lender's obligations to fund under Section 3.6 exists, or such Lender is a Defaulting Lender under Section 2.4(c), unless the Agent and the Issuing Banks have entered into satisfactory arrangements with the Borrower to eliminate such Issuing Bank's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.


Schedule III attached hereto contains a description of all letters of credit issued by an Issuing Bank pursuant to the Existing Credit Agreement and which are to remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement. Each Existing Letter of Credit shall be deemed issued for purposes of Sections 3.3 and 4.7 on the Restatement Effective Date.


          3.2  Terms of Letters of Credit.  The Letters of Credit shall be in a
               --------------------------
form customarily issued by the respective Issuing Bank or in such other form as has been approved by such Issuing Bank. Each Letter of Credit shall be denominated in Dollars. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and the form of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. In no event may the term of any standby Letter of Credit issued hereunder exceed 12 months (except that such Letters of Credit may provide for annual renewal) nor the term of any documentary Letter of Credit exceed 180 days, and all Letters of Credit issued hereunder shall expire no later than the date that is five Business Days prior to the Expiration Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is five Business Days prior to the Expiration Date. Notwithstanding the foregoing, to the extent that an Issuing Bank of a Letter of Credit denominated in a currency other than Dollars has agreed in writing to such arrangement at the time of the issuance of such Letter of Credit, the Borrower shall reimburse any drawing thereunder in the currency in which such Letter of Credit is denominated; provided that (x) if any such drawing is made at a time
                       --------
when there exists an Event of Default or (y) if such reimbursement is not made by the close of business two Business Days after the Borrower has received notice of such drawing, then, in either such case, such reimbursement shall instead be made in Dollars and in immediately available funds.

          3.3  Lenders' Participation.  Immediately upon the issuance or
               ----------------------
amendment by any Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Section 3.1, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Proportionate Share (based upon its Commitment) of the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to such Issuing Bank consisting of Issuing Bank Fees and Facing Fees) and any security therefor or guaranty pertaining thereto.

          3.4  Notice of Issuance.  Whenever the Borrower desires the issuance
               ------------------
of a Letter of Credit, the Borrower shall deliver to the Payments Administrator and the Issuing Bank a written notice no later than 1:00 P.M. New York City time at least three Business Days (or such shorter period as may be agreed to by such Issuing Bank) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit F (a "Letter of Credit Request"). The Payments Administrator shall promptly transmit copies of each Letter of Credit Request to each Lender. The transmittal by the Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Section 3.1 or 5.2. A Letter of Credit Request may be given in writing or electronically with prompt confirmation in writing.

          3.5  Payment of Amount Drawn Under Letters of Credit.  In the event of
               -----------------------------------------------
any request for drawing under any Letter of Credit by the beneficiary thereof, the respective Issuing Bank shall notify the Payments Administrator, which shall notify the Borrower of such request, not later than 11:00 A.M. on the Business Day immediately prior to the date on which such Issuing Bank intends to honor such drawing. The Borrower shall give notice to be received by the Payments Administrator and the Issuing Bank not later than 1:00 P.M. on such Business Day if it intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans. Such notice from the Borrower shall be irrevocable and, if given, the Borrower shall reimburse such Issuing Bank not later than the close of business New York City time on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. If the Payments Administrator shall not have timely received such notice (i) the Borrower shall be deemed to have timely given a Notice of Borrowing to the Payments Administrator to incur Revolving Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in
Section 5.2 hereof and the other terms and conditions of Borrowings contained herein, the Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Payments Administrator to reimburse such Issuing Bank for the amount of such drawing or payment. Borrowings pursuant to this Section 3.5 shall not be subject to the minimum amount requirement of Section 2.3(a)(iii). If for any reason, proceeds of Revolving Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrower shall be obligated to and shall reimburse such Issuing Bank, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.2; provided, however, that any such
                                             --------  -------
payments shall not prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender in funding such Revolving Loans, as provided in the final sentence of Section 2.4(c).

          3.6  Payment by Lenders.  (a)  In the event that the Borrower does not
               ------------------
reimburse an Issuing Bank for the amount of any drawing pursuant to Section 3.5 and the proceeds of Revolving Loans incurred for such purpose are insufficient for such purpose, the Payments Administrator shall promptly notify each Lender of the unreimbursed amount and of such Lender's respective participation therein. Each Lender shall make available to such Issuing Bank an amount equal to its respective participation in same day funds, at the office of such Issuing Bank specified in such notice, not later than 1:00 P.M. New York City time on the Business Day after the date notified by the Payments Administrator. In the event that any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Section 3.6, such Issuing Bank shall be entitled to recover such amount on demand from such Lender, together with interest at the Federal Funds Rate.

          (b) The Payments Administrator or the Issuing Bank, as the case may be, shall distribute to each Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit such Lender's Proportionate Share of all payments subsequently received by the Payments Administrator or the Issuing Bank, as the case may be, from the Borrower in reimbursement of drawings honored under such Letter of Credit when such payments are received.

          3.7  Nature of Issuing Bank's Duties.  In determining whether to pay
               -------------------------------
under any Letter of Credit, each Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As between the Borrower, an Issuing Bank and each other Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letter of Credit issued by each Issuing Bank by, the respective beneficiaries of such Letter of Credit. In furtherance and not in limitation of the foregoing, no Issuing Bank nor any of the other Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from actions or omissions taken or omitted in good faith or from causes beyond the control of such Issuing Bank or the other Lenders; provided, however,
                                                              --------  -------
that nothing in this sentence shall relieve an Issuing Bank of liability for its own gross negligence or willful misconduct.

          3.8  Obligations Absolute.  The obligations of the Borrower to
               --------------------
reimburse an Issuing Bank for drawings honored under a Letter of Credit issued by it and the obligations of the Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances:

          (a)  any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), such Issuing Bank, any Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated herein or any unrelated transaction, provided, however, that nothing contained herein
                            --------  -------
     shall preclude the Borrower from asserting any such claim, defense or counterclaim in a separate judicial proceeding or by compulsory counterclaim;

          (c) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

          (e) payment by such Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (f) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or

          (g) the fact that a Default or Event of Default shall have occurred and be continuing;

provided, however, that the Borrower shall have no obligation to reimburse an
--------  -------
Issuing Bank and the Lenders shall have no obligation under Section 3.6 in the event of such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit or with respect to any other express obligation an Issuing Bank may have under this Credit Agreement in making any payment pursuant to any Letter of Credit.


                                   ARTICLE 4.

                          Interest, Fees and Expenses
                          ---------------------------

          4.1  Interest on Eurodollar Rate Loans.  Subject to the provisions of
               ---------------------------------
Section 4.4 hereof, interest on Eurodollar Rate Loans shall be payable on the last day of each Interest Period with respect to such Eurodollar Rate Loans (and, if earlier, the date three months after the date of the incurrence, Conversion or Continuance thereof), at the date of any Conversion thereof (or portion thereof) to a Base Rate Loan, upon any prepayment (on the amount prepaid) and at maturity at an interest rate per annum equal during each Interest Period for such Eurodollar Rate Loan to the Adjusted Eurodollar Rate in effect for such Interest Period in effect for such Eurodollar Rate Loan plus the Applicable Margin. The Payments Administrator upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Borrower and the Lenders thereof. Each determination by the Payments Administrator of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          4.2  Interest on Prime Rate Loans.  Subject to the provisions of
               ----------------------------
Section 4.4 hereof, interest on Base Rate Loans shall be payable monthly as of the end of each month, upon any Conversion thereof (or portion thereof) to a Eurodollar Rate Loan, upon any prepayment (on the amount prepaid) and at maturity at an interest rate per annum equal to the Base Rate plus the Applicable Margin; provided that the payment of any interest that would
                   --------
otherwise be required to be paid on the Restatement Effective Date in respect of any Existing Loan which is repaid on such date as described in Section 5.1(j) shall be deferred until the date on which the Interest Period applicable to such Existing Loan would have otherwise ended. Each determination by the Payments Administrator of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          4.3  Notice of Continuation and Notice of Conversion.  (a)  With
               -----------------------------------------------
respect to any Borrowing consisting of Eurodollar Rate Loans, the Borrower may, subject to the provisions of Section 4.3(c) and the condition that no Default or Event of Default then exists, elect to maintain such Borrowing or any portion thereof equal to at least $1,000,000 as Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing (or portion thereof), which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 P.M. New York City time on the third Business Day prior to the date of any such Continuation, by the Borrower to the Payments Administrator. Such notice (a "Notice of Continuation") shall be by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, substantially in the form of Exhibit G-1, which shall be completed in such manner as is necessary to comply with all limitations on Revolving Loans outstanding hereunder. If the Borrower shall fail to, or does not have the right to, select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.3(a), such Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

          (b) The Borrower may on any Business Day occurring on or after the Syndication Date (provided that no Default or Event of Default has occurred and
                  --------
is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Payments Administrator, and subject to the provisions of Section 4.3(c), Convert the entire amount of or a portion of Revolving Loans of one Type into a Borrowing of Revolving Loans of the other Type; provided, however, that any
                                                --------  -------
Conversion of any Eurodollar Rate Loans into Base Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans. Each such Notice of Conversion shall be given not later than 12:00 P.M. New York City time on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, telecopy, telex or cable, confirmed immediately in writing if by telephone, substantially in the form of Exhibit G-2. Each Conversion shall be in an aggregate amount for the Revolving Loans of all Lenders of not less than $1,000,000.

          (c)   Notwithstanding anything contained in Section 2.3 or subsections
(a) and (b) above to the contrary,


          (i) if the Payments Administrator is unable to determine the Adjusted Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, Continuation or Conversion, the right of the Borrower to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Payments Administrator shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan,

          (ii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, Continuation or Conversion, notify the Payments Administrator that the Adjusted Eurodollar Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Payments Administrator shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing shall be made as, or Converted into, a Base Rate Loan, and

          (iii) there shall not be at any one time more than five (5) Interest Periods in effect with respect to Eurodollar Rate Loans.


          (d) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrower. In the case of any Borrowing, Continuation or Conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, Continuation or Conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Loan to be made by such Lender as part of such Borrowing, Continuation or Conversion.

          4.4   Interest After Default.  Interest on any amount of matured
                ----------------------
principal of the Revolving Loans, and interest on the amount of principal of the Revolving Loans outstanding as of the date an Event of Default under Section 9.1(a) or (c) (to the extent arising from the failure to comply with Sections 8.3, 8.9, 8.10 or 8.15 and after the Agent has given notice of such failure to the Borrower) occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full, (ii) such Event of Default shall have been cured or waived, or (iii) with respect to such Events of Default arising under Section 9.1(c) the date which is thirty days after the first day the rate is increased pursuant to Section 4.4 with respect to any individual occurrence of Event of Default shall be payable on demand at a rate equal to the rate at which the Revolving Loans are bearing interest pursuant to Sections 4.1 or 4.2 above plus 2%, or, if higher, the Base Rate in effect from time to time plus the sum of (x) the Applicable Margin for Base Rate Loans and (y) 2%.

          4.5  Reimbursement of Expenses.  (a)  From and after the Restatement
               -------------------------
Effective Date, the Borrower shall promptly reimburse the Agent for all Expenses of the Agent as the same are incurred by the Agent and upon receipt of invoices therefor and, if requested by the Borrower, such reasonable backup materials and information as the Borrower shall reasonably request.

          (b) If any payment of principal of, or any Conversion of, any Eurodollar Rate Loan is made other than on the last day of an Interest Period applicable thereto for any reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Payments Administrator), pay to the Payments Administrator for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurodollar Rate Loan.

          4.6  Unused Line Fee.  The Borrower shall pay to the Payments
               ---------------
Administrator for the benefit of each of the Lenders (other than a Defaulting Lender for so long as such Lender is a Defaulting Lender) a non-refundable fee (the "Unused Line Fee") equal to 0.375% per annum on the unused portion of such Lender's Commitment, which fee shall (i) accrue from the date this Credit Agreement becomes effective pursuant to Section 11.14 until the Expiration Date and (ii) be due and payable quarterly in arrears on the last Business Day of March, June, September and December, and on the Expiration Date or such earlier date upon which the Total Commitments are terminated.

          4.7  Letter of Credit Fee; Facing Fee.  (a)  The Payments
               --------------------------------
Administrator, for the ratable benefit of the Lenders, shall be entitled to charge to the account of the Borrower (i) a fee (the "Letter of Credit Fee"), in an amount equal to 1.75% per annum of the daily weighted average amount of outstanding Letter of Credit Obligations during the immediately preceding quarter, due and payable quarterly in arrears on the last Business Day of March, June, September and December, and on the Expiration Date or such earlier date upon which the Total Commitments are terminated, and (ii) as and when incurred by the Payment Administrator or any Lender, any charges, fees, costs and expenses charged to the Payment Administrator or any Lender for the Borrower's account by any Issuing Bank (other than any fees charged to such Payment Administrator or any Lender which would be duplicative of the Letter of Credit Fee paid to such Payment Administrator for the benefit of the Lenders) (the "Issuing Bank Fees") in connection with the issuance of any Letters of Credit by any Issuing Bank. Each determination by the Payments Administrator of Letter of Credit Fees hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (b) Letter of Credit Fees payable in respect of Letter of Credit Obligations outstanding as of the date an Event of Default under Section 9.1(a) or (c) (to the extent arising from the failure to comply with Sections 8.3, 8.9, 8.10 or 8.15 and after the Agent has given notice of such failure to the Borrower) occurs, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full, (ii) such Event of Default shall have been cured or waived, or (iii) with respect to such Events of Default arising under Section 9.1(c) the date which is thirty days after the first day the rate is increased pursuant to this clause (b) with respect to any individual occurrence of Event of Default shall be payable on demand at a rate equal to the rate at which the Letter of Credit Fees are charged pursuant to Section 4.7(a) above, plus 2%.

          (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee') for the period from and including the date of issuance of such Letter of Credit to and including termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual
                                 --------
Facing Fee with respect to each Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of March, June, September and December, and on the Expiration Date or such earlier date upon which the Total Commitments are terminated and no Letters of Credit remain outstanding.

          4.8  Authorization to Charge Account.  The Borrower hereby authorizes
               -------------------------------
the Payments Administrator, subject to prior notice to the Borrower, to charge the Borrower's Revolving Loan account with the amount of all Fees, Expenses and other payments to be paid hereunder and under the other Credit Documents as and when such payments become due. The Borrower confirms that any charges which the Payments Administrator may so make to the Borrower's Revolving Loan account as herein provided will be made as an accommodation to the Borrower and solely at the Payments Administrator's discretion.

          4.9  Indemnification in Certain Events.  (a)  If after the Restatement
               ---------------------------------
Effective Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent, BT Delaware or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Affiliate of such Lender funding such Lender ("Funding Affiliate")), or (ii) any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) complies with any future guideline or request from any central bank or other Governmental Authority or (iii) any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) reasonably determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or any of the Lenders (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) complies with any future request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lenders' (or, in the case of a Lender which is not a banking institution, any Funding Affiliate) policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent, any Issuing Bank or any of the Lenders of (A) funding or maintaining its Commitment or (B) issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrower shall within 10 days after demand by the Agent, pay to the Payments Administrator, for the account of each applicable Lender, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable allocable to such Lenders' funding or maintaining its Commitment or issuing, making or maintaining any Letter of Credit or purchasing or maintaining any participation therein. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrower by the Payments Administrator, or the applicable Lender, and shall be conclusive absent manifest error.

          (b) Each Lender or Issuing Bank or the Agent will notify the Borrower and the Payments Administrator of any event occurring after the Restatement Effective Date which will entitle such Lender, Issuing Bank or the Agent to payment pursuant to Section 4.9(a) as promptly as practicable after it obtains knowledge thereof, specifying the event giving rise to such claim and setting out in reasonable detail an estimate of the basis and computation of such claim. Upon receipt of such notice, the Borrower shall compensate such Lender or Issuing Bank or the Agent in accordance with Section 4.9(a) from the date such costs are incurred (including, without limitation, where such costs are retroactively applied); provided, however, that the Borrower shall not be
                            --------  -------
required to compensate a Lender or Issuing Bank or the Agent for cost incurred earlier than 150 days prior to the date of the notice required to be delivered to the Borrower pursuant to this Section 4.9(b).

          4.10  Calculations.  All calculations of (i) interest hereunder and
                ------------
(ii) fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Payments Administrator, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Payments Administrator of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

          4.11  Change of Applicable Lending Office.  Each Lender agrees that on
                -----------------------------------
the occurrence of any event giving rise to the operation of Sections 2.9 or 4.9 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans or Letters of Credit affected by such event, provided that such designation is made on such terms
                        --------
that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Sections. Nothing in this Section 4.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 2.9 or 4.9.

                                   ARTICLE 5.

                              Conditions Precedent
                              --------------------

          5.1  Conditions to Initial Loans and Letters of Credit on the
               --------------------------------------------------------
Restatement Effective Date.  The occurrence of the Restatement Effective Date
--------------------------
and the obligation of each Lender to make the initial Revolving Loans hereunder are subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such Revolving Loans on the Restatement Effective Date, the following conditions precedent:


          (a) Execution of Agreement; Notes.  On or prior to the Restatement
              -----------------------------
     Effective Date, this Credit Agreement shall have become effective as provided in Section 11.14 and there shall have been delivered to the Payments Administrator for the account of each Lender the appropriate Revolving Note in the amount, maturity and as otherwise provided herein.

          (b) Material Adverse Change.  (i)  Since the Restatement Effective
              -----------------------
     Date, no Lender shall have become aware of any, or no change, occurrence, event or development or event involving a prospective change shall have occurred and be continuing, in either case, that is reasonably likely to have a Material Adverse Effect or (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent.

          (c) Officer's Certificate.  On the Restatement Effective Date, the
              ---------------------
     Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.1(b), (f), (g), (h), (i), (j)(ii) and
     (iv), (k) and (l) and 5.2(a), (b), (c) and (d) exist as of such date.

          (d) Opinions of Counsel.  On the Restatement Effective Date, the
              -------------------
     Agent shall have received opinions, addressed to each of the Lenders and dated the Restatement Effective Date, (i) from Katten, Muchin & Zavis, special counsel to Holding and the Borrower, which opinion shall be substantially in the form of Exhibit H-1 and shall cover the matters contained in Exhibit H-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and
     (ii) from White & Case, special counsel to the Lenders, which opinion shall be substantially in the form of Exhibit H-2 and shall cover the matters contained in Exhibit H-2.

          (e) Corporate Proceedings.  (i)  On the Restatement Effective Date,
              ---------------------
     the Agent shall have received from each Credit Party a certificate, dated the Restatement Effective, signed by the president, chief executive officer, vice president or chief financial officer, and attested by the secretary or any assistant secretary of such Person, substantially in the form of Exhibit I with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws, or other organizational documents of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing

     (including each such Certificate of Incorporation and By-Laws) shall be satisfactory to the Agent.

          (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Credit Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (f)   Issuance of New Senior Notes.  (i)  On or prior to the
                ----------------------------
     Restatement Effective Date, the Borrower shall have received cash proceeds (after the payment of discount and the payment of underwriting or placement fees in respect thereof) of approximately $105,000,000 from the issuance by the Borrower of its New Senior Notes, provided that such cash proceeds
                                           --------
     received and the proceeds received pursuant to the Special Term Loan Agreement described in Section 5.1(h) shall not exceed $225,000,000 in the aggregate.

          (ii) On or prior to the Restatement Effective Date, the Borrower shall have complied with all requirements of the Senior Note Indenture to redeem or defease the outstanding Senior Notes and the Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.1(f)(ii) have been satisfied at such time.

          (iii) On or prior to the Restatement Effective Date, the Agent shall have received copies of the New Senior Note Documents, which shall be in full force and effect and certified as true and correct by an authorized officer of the Borrower and all of the terms and conditions of the New Senior Notes and the New Senior Note Documents shall be in form and substance satisfactory to the Agent.

          (g)   Amendment to Holding Restructuring Agreement and Holding Notes.
                --------------------------------------------------------------
     (i) On or prior to the Restatement Effective Date, Holding and KIA IV shall have entered into the Amendment to Holding Restructuring Agreement, and the Holding Notes shall have been amended in accordance with the Holding Restructuring Agreement.

          (ii) On or prior to the Restatement Effective Date, the Agent shall have received copies of the Holding Restructuring Agreement, the Amendment to Holding Restructuring Agreement and documents evidencing the amendment to the Holding Notes, which shall be in full force and effect and certified as true and correct by an authorized officer of the Borrower and all of the terms and conditions of the Amendment to Holding Restructuring Agreement and the documents evidencing the amendment to the Holding Notes shall be in form and substance satisfactory to the Agent.

          (h)   Special Term Loan Agreement.  (i)  On or prior to the
                --------------------------
     Restatement Effective Date, the Borrower shall have entered into the Special Term Loan Agreement, incurred loans thereunder and received proceeds in the amount of approximately $100,000,000 as a result thereof, provided that such proceeds received and the cash proceeds received
     --------
     pursuant to the issuance of New Senior Notes described in Section 5.1(f) shall not exceed $225,000,000 in the aggregate.

          (ii) On or prior to the Restatement Effective Date, the Agent shall have received copies of the Special Term Loan Documents, which shall be in full force and effect and certified as true and correct by an authorized officer of the Borrower and all of the terms and conditions of the Special Term Loan Agreement and the Special Term Loan Documents shall be in form and substance satisfactory to the Agent.

          (i)   Use of Proceeds.  On the Restatement Effective Date, the
                ---------------
     Borrower shall have utilized proceeds received by it from the consummation of the Transaction to (i) deposit funds not exceeding approximately $162,500,000 with the trustee under the Senior Note Indenture for the purpose of defeasing or redeeming all Senior Notes on or prior to April 23, 1998, pursuant to documents (including the documents described in Section
     8.01 of the Senior Note Indenture) in form and substance satisfactory to the Agent and repaying accrued and unpaid interest, in the amount of approximately $7,200,000, on the Senior Notes, (ii) (x) deposit funds not exceeding $5,100,000 with an escrow agent under an escrow agreement in form and substance satisfactory to the Agent, and (y) Heller Financial, Inc. shall have delivered to the escrow agent all mortgage releases, UCC termination statements and other instruments as may be suitable or appropriate to release all Liens securing payment of the obligations under the Heller Documents (and the Borrower shall have delivered copies of such documents described in this clause (y) to the Agent and such documents shall be in form and substance satisfactory to the Agent), (iii) pay a dividend in the amount of $45,400,000 (provided that if more than
                                            --------
     $205,000,000, in the aggregate, in proceeds are raised from the transactions described in Sections 5.1(f) and (g), the net excess amount of the proceeds raised may be used to increase the amount of the dividend payment by such net excess amount) to Holding to enable Holding to prepay approximately $40,000,000 of principal of, and approximately $5,400,000 of interest accrued on, the Holding Notes as of March 31, 1998 and (iv) pay related fees and expenses in the aggregate amount of approximately $9,000,000.

          (j)   Existing Credit Agreement.  On the Restatement Effective Date,
                -------------------------
     (i) each Continuing Lender shall have converted its Existing Loans as contemplated by Section 1.1, (ii) the Borrower shall have paid all interest and fees (including commitment fees) owing under the Existing Credit Agreement through the Restatement Effective Date, (iii) the Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.1(j) have been satisfied on the Restatement Effective Date and (iv) the Borrower shall have paid to any Non-Continuing Lender the expenses, if any, set forth in Section 4.5(b).

          (k)   Approvals.  On or prior to the Restatement Effective Date, all
                ---------
     necessary governmental and third party approvals in connection with the Transaction shall have been obtained and remain in effect and evidence thereof shall have been provided to the Agent, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the judgment of the Required Lenders or the Agent, materially adverse conditions upon the consummation of the Transaction.

          (l)   Litigation.  On the Restatement Effective Date, there shall be
                ----------
     no actions, suits or proceedings pending or threatened (i) with respect to this Credit Agreement or any other Transaction Document or (ii) except as set forth on Schedule IV, which the Agent or the Required Lenders shall determine is reasonably likely to have a Material Adverse Effect.

          (m)   Acknowledgment, Consent and Amendment.  (i) On the Restatement
                -------------------------------------
     Effective Date, the Borrower and the Agent shall have duly authorized, executed and delivered an Acknowledgment, Consent and Amendment, substantially in the form of Exhibit J hereto (as amended, modified, extended, renewed, replaced, restated or supplemented from time to time, the "Acknowledgment, Consent and Amendment").

          (ii) On the Restatement Effective Date, (1) the Security Agreement shall remain in full force and effect, (2) no filings, recordings, registrations or other actions shall be necessary or desirable to maintain the perfection and priority of the security interests granted pursuant to the Security Agreement in the Security Agreement Collateral covered thereby and (3) the Agent shall have received:

               (x) executed copies of Form UCC-1 financing statements in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

               (y) evidence of the completion of all recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created thereby; and

               (z) evidence that all other actions necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken.

          (n)   Insurance Policies.  On the Restatement Effective Date, the
                ------------------
     Agent shall have received evidence (including, without limitation, certificates of insurance complying with the requirements of Section 7.10 for the business and properties of the Borrower, in form and substance satisfactory to the Agent.

          (o)   Existing Indebtedness Agreements; Shareholders' Agreements;
                -----------------------------------------------------------
     Management Agreements; Employment Agreements; Tax Sharing Agreements.  On
     --------------------------------------------------------------------
     or prior to the

     Restatement Effective Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of Holding and the Borrower, respectively, making such delivery, of:

                (i) all agreements evidencing or relating to the Existing Indebtedness (collectively, the "Existing Indebtedness Agreements"), if any, of Holding and the Borrower, respectively;

                (ii) all agreements entered into by Holding or any of its Subsidiaries (x) governing the terms and relative rights of its capital stock or (y) with any shareholders relating to such entity with respect to their capital stock (collectively, the "Shareholders' Agreements"), if any, of Holding and the Borrower, respectively;

                (iii) any material agreements (or the forms thereof) with members of, or with respect to the, management of Holding or any of its Subsidiaries (collectively the "Management Agreements"), if any, of Holding and the Borrower, respectively;

                (iv) any employment agreements (or the forms thereof together with a list of employees who are parties to such agreements) entered into by Holding or any of its Subsidiaries (collectively, the "Employment Agreements"), if any, of Holding and the Borrower, respectively; and

                (v) any tax sharing, tax allocation and other similar agreement entered into by Holding, or any Subsidiary of Holding (collectively, the "Tax Sharing Agreements"), if any, of Holding and the Borrower, respectively;

     all of which Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements and Tax Sharing Agreements shall be in the form delivered to counsel to the Agent on or prior to the date hereof or otherwise in form and substance satisfactory to the Agent and shall be in full force and effect on the Restatement Effective Date.

          (p)   Balance Sheet.  On the Restatement Effective Date, Holding shall
                -------------
     have delivered, or shall have caused to be delivered, to the Agent, the unaudited December 31, 1997 pro forma consolidated balance sheet of the
                                 --- -----
     Borrower and its Subsidiaries, after giving effect to the Transaction and the related financing thereof, which pro forma balance sheet as well as the
                                          --- -----
     assumptions heretofore supplied to the Agent relating to taxes and intangibles and the amortization of intangibles, shall be satisfactory in form and substance to the Agent.

          (q)   Solvency Opinion.  On the Restatement Effective Date, the
                ----------------
     Lenders shall have received opinions of value and other appropriate factual information and expert advice from Murray, Devine & Co., Inc. supporting the conclusions that, after giving effect to the Transaction, the Borrower and its Subsidiaries taken as a whole will not be insolvent and will not be rendered insolvent by the indebtedness incurred or guaranteed in connection therewith, will not be left with unreasonably small capital with which to engage in its or their businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature.

          (r)   Payment of Fees.  On the Restatement Effective Date, all costs,
                ---------------
     fees and expenses, and all other compensation contemplated by this Credit Agreement, due to the Agent or the Lenders (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          (s)   Borrowing Base Certificate.  On the Restatement Effective Date,
                --------------------------
     the Borrower shall have delivered to the Agent a Borrowing Base Certificate meeting the requirements of Section 7.1(e) and which Borrowing Base shall be deemed appropriate by the Agent in its Permitted Discretion with respect to the Borrower's overall business and working capital requirements.

          (t)   Consent Letter.  On the Restatement Effective Date, the Agent
                --------------
     shall have received a letter from CT Corporation System, indicating its consent to its continued appointment by Holding and the Borrower as their agent to receive service of process, pursuant to the consent letter executed in connection with the Existing Credit Agreement and substantially in the form of Exhibit K hereto, as specified in Section 11.1 of this Credit Agreement.

          (u)   Intercreditor Agreement.  On the Restatement Effective Date, (i)
                -----------------------
     the Agent on behalf the Lenders, and Fleet National Bank, as administrative agent for the lenders under the Special Term Loan Agreement, shall have entered into an Intercreditor Agreement substantially in the form of Exhibit L (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Intercreditor Agreement"), which shall be in full force and effect and (ii) the Borrower shall have delivered to such parties set forth in clause (i) an acknowledgment of the Intercreditor Agreement.

          5.2   Conditions to Each Revolving Loan and Letter of Credit.  On the
                ------------------------------------------------------
date of the making of any Revolving Loan or the issuance of any Letter of Credit, both immediately before and after giving effect thereto and to the application of the proceeds therefrom, the following statements shall be true to the satisfaction of the Agent (and each delivery or deemed delivery of each Notice of Borrowing and a Letter of Credit Request, and the acceptance by the Borrower of the proceeds of such Revolving Loans or issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower that on the date of such Revolving Loans or issuance of such Letter of Credit immediately before and after giving effect thereto and to the application of the proceeds therefrom, such statements are true):

          (a) the representations and warranties contained in this Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the date of such Revolving Loans or issuance of such Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no event has occurred and is continuing, or would result from such Revolving Loans or the issuance of any Letter of Credit or the application of the proceeds thereof, which would constitute a Default or an Event of Default;

          (c) no change or development which in any such case, has had or is reasonably expected to have a Material Adverse Effect, shall have occurred and be continuing; and

          (d) with respect to the issuance of any Letter of Credit, none of the events set forth in Section 3.1 hereof has occurred and is continuing or would result from the issuance of such Letter of Credit.


          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to each of the Lenders that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Payments Administrator at its address specified in Section 11.5 hereof for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance as specified herein or otherwise satisfactory to the Agent.


                                   ARTICLE 6.

                         Representations and Warranties
                         ------------------------------

          To induce the Lenders to enter into this Credit Agreement and to make Revolving Loans and issue and/or participate in the Letters of Credit provided for herein, each of Holding and the Borrower makes the following representations, warranties and agreements, as to itself and as to each of its Subsidiaries, with the Lenders, all of which shall survive the execution and delivery of this Credit Agreement, the making of the Revolving Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Article 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date):

          6.1  Corporate Status.  Holding, the Borrower and each of the
               ----------------
Borrower's Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would be reasonably likely to have a Material Adverse Effect.

          6.2  Corporate Power and Authority.  Each Credit Party has the
               -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and (ii) federal securities or other laws or regulations or public policy insofar as they may restrict the enforceability of rights to indemnification.

          6.3  No Violation.  Neither the execution, delivery and performance by
               ------------
any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Collateral Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the charter or By-Laws of Holding, the Borrower or any of the Borrower's Subsidiaries, except, in the case of clauses (i) and (ii) any immaterial contravention, conflict, inconsistency, breach or default which are not reasonably likely to adversely affect any Lender.

          6.4  Litigation.  Except as set forth on Schedule IV, there are no
               ----------
actions, suits or proceedings pending or threatened with respect to Holding, the Borrower or any of the Borrower's Subsidiaries that, after giving effect to expected insurance proceeds and indemnity payments, are reasonably likely to have a Material Adverse Effect.

          6.5  Use of Proceeds.  (a)  The proceeds of all Revolving Loans shall
               ---------------
be utilized (i) to refinance the Existing Loans, (ii) pay no more than $20,000,000 (w) to repay the $155,000,000 of the Senior Notes, plus premium and accrued and unpaid interest, in the amount of approximately $7,200,000, on the Senior Notes, (x) repay the aggregate principal amount of purchase money indebtedness, including premium and accrued interest thereon, as set forth in the Heller Documents, (y) to pay in part a dividend to Holding and (z) to pay related fees and expenses and (iii) for general corporate purposes of the Borrower and/or its Subsidiaries.

          (b) No part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.6  Governmental Approvals.  Except as set forth on Schedule V hereto
               ----------------------
and except for the filing of financing statements and continuation statements as required under the

Collateral Documents, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance by each Credit Party of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document as against each Credit Party thereto.

          6.7  Investment Company Act.  Neither Holding, the Borrower nor any of
               ----------------------
the Borrower's Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.8  Public Utility Holding Company Act.  Neither Holding, the
               ----------------------------------
Borrower nor any of the Borrower's Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.9  True and Complete Disclosure.  (a)  All factual information
               ----------------------------
(taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holding or the Borrower in writing to the Agent or any Lender (including, without limitation, such information contained in the Confidential Information Memorandum delivered to the Agent for purposes of or in connection with this Credit Agreement or the Transaction does not, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Holding or the Borrower in writing to the Agent or any Lender will not, as of the date as of which such information is dated or certified, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading as of such time, in each case in light of the circumstances under which such information was provided, it being understood and agreed that for the purposes of this Section 6.9, such factual information shall not include projections and pro forma financial information.
                                              --- -----

          (b)  The projections and pro forma financial information contained in
                                   --- -----
the factual information referred to in clause (a) above are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and necessarily were based upon numerous assumptions with respect to industry performance, general business and economic and competitive conditions and uncertainties, taxes and other matters which are beyond the control of Holding, the Borrower and the Borrower's Subsidiaries, such that there can be no assurance that such projections will be realized and actual results may differ from the projected results.

          (c) As of the Restatement Effective Date, there is no fact known to any Credit Party (other than matters of general economic, political or social nature) which materially and adversely affects the business, property, assets, liabilities, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          6.10  Financial Condition; Financial Statements.  (a)  On and as of
                -----------------------------------------
the Restatement Effective Date on a pro forma basis after giving effect to the
                                    --- -----
Transaction and all Indebtedness incurred, and to be incurred, and Liens created and to be created, by each Credit Party in connection with this Credit Agreement, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed their debts, (y) the Borrower and its Subsidiaries taken as a whole will not have incurred nor intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries taken as a whole do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this Section 6.10(a), "debt" means any reasonably expected liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) Holding and/or the Borrower have furnished to the Lenders the following financial statements, which have been prepared in accordance with GAAP (except, in the case of the unaudited financial statements referred to below, for the omission of footnotes and ordinary year end adjustments) consistently applied throughout the periods involved: (i) the Borrower's consolidated balance sheet as of, and statements of operations, shareholder's equity and cash flows for the fiscal year ended March 31, 1997, audited by independent certified public accountants, and accompanied by an unqualified opinion thereof and (ii) an unaudited consolidated balance sheet of the Borrower as of, and unaudited statements of operations, shareholder's equity and cash flows for the nine-month period ending December 31, 1997. Since the date of the financial statements referred to in clause (ii) above, nothing has occurred which would be reasonably likely to result in a Material Adverse Effect.

          6.11  Locations of Offices, Records and Inventory.  The address of the
                -------------------------------------------
principal place of business and chief executive office of Holding and the Borrower as of the date hereof and as of the Restatement Effective Date is set forth on Schedule VI. The books and records of Holding and the Borrower, and all its chattel paper and records of Accounts, are maintained exclusively at the locations listed on Schedule VI. As of the date hereof and as of the Restatement Effective Date, there is no jurisdiction in which the Borrower has any chattel paper, records of Account and Inventory (except for Inventory in transit) other than those jurisdictions identified on Schedule VI. Schedule VI also contains a complete list of the legal names and addresses of each facility or warehouse at which Inventory is stored as of the date hereof and as of the Restatement Effective Date. None of the receipts received by the Borrower from any warehouseman states that the goods covered thereby are to be delivered to bearer or to the order of a named person other than the Borrower or its Subsidiaries or to a named person and such named person's assigns.

          6.12  Fictitious Business Names.  Except as set forth in Schedule VII,
                -------------------------
the Borrower has not used any corporate or fictitious name since May 4, 1990, other than the corporate name shown on its Governing Documents.

          6.13  Security Interests.  On and after the Restatement Effective
                ------------------
Date, each of the Collateral Documents create, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens, other than (i) Permitted Liens to the extent permitted to encumber the Collateral and (ii) as otherwise permitted under the Collateral Documents. At all times on or after the Restatement Effective Date, the respective grantor under each Collateral Document shall have good and marketable title to all the Collateral subject thereto free and clear of all Liens other than Liens permitted under Section 8.2. No filings or recordings are required in order to perfect the security interests created under any Collateral Document except for filings or recordings required in connection with any such Collateral Document.

          6.14  Tax Returns and Payments.  Holding, the Borrower and each of the
                ------------------------
Borrower's Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority, all federal returns and all other material returns, domestic and foreign statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of Holding, the Borrower and/or any of the Borrower's Subsidiaries. Such returns accurately reflect all liability for taxes of Holding, the Borrower and the Borrower's Subsidiaries for the periods covered thereby. Holding, the Borrower and each of the Borrower's Subsidiaries has paid all material taxes payable by it other than taxes which are not established, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as provided in Schedule VIII, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holding or the Borrower, threatened by any authority regarding any taxes relating to Holding, the Borrower or any of the Borrower's Subsidiaries. Except as provided in Schedule VIII, as of the Restatement Effective Date, neither Holding, the Borrower nor any of the Borrower's Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holding, the Borrower or any of the Borrower's Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holding, the Borrower or any of the Borrower's Subsidiaries not to be subject to the normally applicable statute of limitations. None of Holding, the Borrower or any of the Borrower's Subsidiaries have provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither Holding, the Borrower nor any of the Borrower's Subsidiaries has incurred, or will incur, any material tax liability with respect to the Transaction and the other transactions contemplated hereby.

          6.15  Compliance with ERISA.  Except to the extent that all events and
                ---------------------
obligations described in the following clauses of this Section 6.15 and then in existence would not, in the aggregate, be reasonably likely to have a Material Adverse Effect; each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan (other than a Multiemployer Plan); no Multiemployer Plan is insolvent (as defined in Section 4245 of ERISA) or in reorganization (as defined in Section 4241 of ERISA); no Plan (other than a Multiemployer Plan) has an Unfunded Current Liability; no Plan (other than a Multiemployer Plan) has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code or Section 302 of ERISA; neither Holding nor any Subsidiary nor any ERISA Affiliate has incurred any liability which as of the date hereof has not been fully satisfied, to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to Holding or any Subsidiary or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of Holding or any Subsidiary or any ERISA Affiliate exists or, to the knowledge of Holding or any Subsidiary is likely to arise on account of any Plan; and Holding and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) (other than such an employee welfare benefit plan which is a "multiemployer plan" within the meaning of Section 414(f) of the Code) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans the representations and warranties in this Section 6.15, other than any made with respect to liability under Section 4201 or 4204 of ERISA, are made to the knowledge of the Borrower.

          6.16  Subsidiaries.  Schedule IX hereto lists each Subsidiary of the
                ------------
Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case existing on the Restatement Effective Date. All Subsidiaries of the Borrower are Wholly-Owned Subsidiaries. Holding is the record and beneficial owner of all of the capital stock of the Borrower.

          6.17  Patents, etc.  Holding and each of its Subsidiaries have
                -------------
obtained all material patents, trademarks, servicemarks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted.

          6.18  Compliance with Statutes, etc.  (a)  Holding, the Borrower and
                ------------------------------
each of the Borrower's Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as are not likely to, in the aggregate, have a Material Adverse Effect.

          (b) Except as set forth in the Offering Memorandum or Schedule IV, Holding, the Borrower and each of the Borrower's Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and neither Holding, the Borrower nor any of the Borrower's Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of Holding, the Borrower and each of the Borrower's Subsidiaries, as conducted as of the Restatement Effective Date, under any Environmental Law have been secured and Holding, the Borrower and each of the Borrower's Subsidiaries is in material compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. Neither Holding, the Borrower nor any of the Borrower's Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holding, the Borrower or such Subsidiary is a party or which would affect the ability of Holding, the Borrower or such Subsidiary to operate its business or other Real Property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliances, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. Except as set forth in the Offering Memorandum delivered to the Agent, there are as of the Restatement Effective Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, which (a) question the validity, term or entitlement of Holding, the Borrower or any of the Borrower's Subsidiaries for any permit, license, order or registration required for the operation of any facility which Holding, the Borrower or any of the Borrower's Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property of Holding, the Borrower or any of the Borrower's Subsidiaries or on any property adjoining or adjacent to any such Real Property, that are reasonably expected
(i) to form the basis of an Environmental Claim against Holding, the Borrower any of the Borrower's Subsidiaries or any Real Property of Holding, the Borrower or any of the Borrower's Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not likely to have a Material Adverse Effect.

          (c) Except as set forth in the Offering Memorandum delivered to the Agent prior to the date hereof, Hazardous Materials have not at any time been
(i) generated, used, treated or stored on, or transported to or from, by Holding, the Borrower or any of the Borrower's Subsidiaries, any Real Property of Holding, the Borrower or any of the Borrower's Subsidiaries, except Hazardous Materials generated, used, treated or stored on, or transported to or from, any Real Property of Holding, the Borrower or any of the Borrower's Subsidiaries in the ordinary course of business and in compliance with Environmental Laws ("Permitted Materials") or (ii) released or disposed of (not including the sale of inventory) on any such Real Property, in each case where such occurrence or event is likely to have a Material Adverse Effect.

          6.19  Properties.  Holding and each of its Subsidiaries has good title
                ----------
to all material properties owned by it free and clear of all Liens, other than as permitted by Section 8.2. Schedule X contains a true and complete list of each Real Property owned, if any, and each Real Property leased by the Borrower on the Restatement Effective Date and the type of interest therein held by the Borrower.

          6.20  Labor Relations; Collective Bargaining Agreements.  (a)  Set
                -------------------------------------------------
forth on Schedule XI hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to the Borrower or any of its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and/or any of its Subsidiaries on the Restatement Effective Date.

          (b) Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that is likely to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Holding, the Borrower or any of the Borrower's Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the Restatement Effective Date against Holding, the Borrower or any of the Borrower's Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Holding, the Borrower or any of the Borrower's Subsidiaries or, to the best knowledge of the Borrower, threatened against Holding, the Borrower or any of the Borrower's Subsidiaries, except (with respect to any matter specified in clause (i) and (ii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

          6.21  Restrictions on Subsidiaries.  Except for restrictions contained
                ----------------------------
in the Credit Documents, the New Senior Note Documents, the Special Term Loan Agreement and in agreements with respect to the Existing Indebtedness, as of the Restatement Effective Date there are no contractual or consensual restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict
(i) the transfer of cash or other assets (x) between the Borrower and any of its Subsidiaries or (y) between any Subsidiaries of the Borrower or (ii) the ability of the Borrower or any of its Subsidiaries to grant security interests to the Lenders in the Collateral.

          6.22  Conduct of Business.  Prior to the Restatement Effective Date,
                -------------------
Holding has not conducted any other business other than those associated with its status as a holding company of all the outstanding capital stock of the Borrower and its obligations under the Holding Management Agreement.

          6.23  Status of Accounts.  Each Account is based on an actual and bona
                ------------------
fide sale and delivery of goods or rendition of services to customers, made by the Borrower in the ordinary course of its business; the goods and inventory being sold and the Accounts created are its exclusive property and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever other than the Liens created pursuant to the Collateral Documents and Permitted Liens, and, except as otherwise reported or reserved against on the Borrower's or its Subsidiaries books and records, the Borrower's customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without any dispute, offset, defense, or counterclaim.

          6.24  Material Contracts.  Neither the Borrower nor any of its
                ------------------
Subsidiaries is in breach of or in default under any Material Contract.


                                   ARTICLE 7.

                             Affirmative Covenants
                             ---------------------

          Holding and the Borrower hereby covenant and agree that on the Restatement Effective Date and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitments have terminated, no Letters of Credit or Revolving Notes are outstanding and the

Revolving Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations (other than any indemnities described in Section 11.8 hereof which are not then due and payable) incurred hereunder, are paid in full:

          7.1  Financial Information.  The Borrower shall (and Holding shall,
               ---------------------
with respect to the financial statements referred to in clause (a)(i) below) furnish to the Lenders the following information within the following time periods:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, (i) audited consolidated balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of Holding as of the close of such fiscal year, (ii) audited Financial Statements as of the close of the fiscal year and for the fiscal year, together with a comparison to the Financial Statements for the prior year, in each case accompanied by (A) report thereon of the Auditors unqualified as to scope, which report shall state that such consolidated financial statements fairly present the consolidated financial position of the Borrower and its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except as otherwise stated therein) and that the examination by the Auditors has been made in accordance with generally accepted auditing standards, (B) such Auditors' "Management Letter" to Holding and/or the Borrower, (C) a written statement signed by the Auditors stating that in the course of the regular audit of the business of Holding and of the Borrower, which audit was conducted by the Auditors in accordance with generally accepted auditing standards, the Auditors have not obtained any knowledge of the existence of any Default or Event of Default under any provision of Sections 8.4, 8.9 and 8.10 of this Credit Agreement, or, if such Auditors shall have obtained from such examination any such knowledge, they shall disclose in such written statement the existence of the Default or Event of Default and the nature thereof, it being understood that such Auditors shall not be required hereunder to perform any special audit procedures and shall have no liability, directly or indirectly, to anyone for failure to obtain knowledge of any such Default or Event of Default and (iii) a compliance certificate substantially in the form of Exhibit M along with a schedule in form satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal year, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such year. To the extent that the Borrower's annual report on Form 10-K contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-K in lieu of such items;

          (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower (except the last fiscal quarter of any fiscal year) (i) Financial Statements as at the end of such period and for the fiscal year to date, together with a comparison to the Financial Statements for the same periods in the prior year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared substantially in accordance with GAAP and (ii) a compliance certificate substantially in the form of Exhibit M along with a schedule in form satisfactory to the Agent of the calculations used in determining, as of the end of such fiscal quarter, whether the Borrower was in compliance with the covenants set forth in Articles 7 and 8 of this Credit Agreement for such quarter. To the extent that the Borrower's quarterly report on Form 10-Q contains any of the foregoing items, the Lenders will accept the Borrower's Form 10-Q in lieu of such items;

          (c) as soon as available and in any event within 30 days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the month (other than the last quarter of the fiscal year with respect to which such reports shall be delivered within 90 days after the end of the month)), a consolidated and consolidating balance sheet for the Borrower as at the end of such month and for the fiscal year to date and consolidated statements of operations and cash flows for such month and for the fiscal year to date, together with a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year, all in reasonable detail and duly certified (subject to the addition of footnotes and audit and normal year-end adjustments) by the chief executive officer or chief financial officer of the Borrower as having been prepared substantially in accordance with GAAP;

          (d) not later than 45 days after the end of each fiscal year commencing with the fiscal year ending March 31, 1999, monthly projections of the financial condition and results of operations of the Borrower and its Subsidiaries for the following fiscal year and annual projections for each subsequent fiscal year through and including the fiscal year in which the Expiration Date occurs, including, but not limited to, a projected consolidated balance sheet and statement of operations, for such fiscal years;

          (e) upon request by the Agent or at any time a Default or Event of Default shall exist and in any event either (i) if the Total Availability is equal to or less than $30,000,000, not later than 12:00 Noon Los Angeles time on the third Business Day of each week, and within 12 Business Days after the last Business Day of each month, a Borrowing Base certificate, substantially in the form of Exhibit N (the "Borrowing Base Certificate"), duly completed, as of the Friday of the immediately preceding week and as of the last day of such month, as applicable (or such other date as the Agent may specify in such request) or (ii) if the Total Availability is more than $30,000,000, within five Business Days after the end of each month, a draft of, and within 12 Business Days after the end of each month, a final version of, the Borrowing Base Certificate, duly completed, as of the last day of such immediately preceding month (or such other date as the Agent may specify in such request). In any event, such Borrowing Base Certificate shall be certified by the Borrower's chief executive officer, chief financial officer, treasurer or controller and be subject only to adjustment upon completion of the normal year-end audit and confirmation based upon cycle counting verification. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information, including monthly aging reports, as the Agent may reasonably request;

          (f) promptly and in any event within five Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Borrower specifying the nature thereof and the Borrower's proposed response thereto, each in reasonable detail;

          (g) within 30 days after the end of each month (except the last month of any fiscal quarter, with respect to which such reports shall be delivered within 45 days after the end of the month (other than the last quarter of the fiscal year with respect to which such reports shall be delivered within 90 days after the end of the month)), a comparison of actual results of operations, cash flow and capital expenditures for the Borrower and the Borrower's Subsidiaries for such month and for the period from the beginning of the current fiscal year through the end of such month
     (i) with amounts projected for such month and for the period from the beginning of the current fiscal year through the end of such month pursuant to Section 7.1(d) above and (ii) with actual results of operations, cash flow and capital expenditures for the Borrower and the Borrower's Subsidiaries for the same periods of the prior fiscal year;

          (h) promptly upon the earlier of the mailing or filing thereof, copies of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Borrower or Holding to holders of its publicly traded securities or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended;

          (i) promptly and in any event after becoming aware of the occurrence of any of the following events:


               (i) any Material Contract of the Borrower or any of its Subsidiaries is terminated or amended or any new Material Contract is entered into which is reasonably likely to have an adverse effect on the Lenders (in which event the Borrower shall provide the Agent with a copy of such Material Contract); or

               (ii) any of the material terms (other than price) upon which material suppliers of the Borrower or any of its Subsidiaries do business with the Borrower or such Subsidiary are changed or amended the results of which are reasonably likely to have an adverse effect on the Lenders; or

               (iii) any order, judgment or decree in excess of $2,000,000 (after reasonably expected insurance and indemnity recovery) shall have been entered against Holding, the Borrower or any of its Subsidiaries or any of their respective properties or assets; or

               (iv) any notification of violation of any Requirement of Law shall have been received by Holding, the Borrower or any of its Subsidiaries from any Governmental Authority the results of which are likely to have a Material Adverse Effect; and

          (j) from time to time, such further information, including customer address list, regarding the Collateral, business affairs and financial condition of Holding, the Borrower and/or each of the Borrower's Subsidiaries as the Agent may reasonably request.

          7.2  Inventory.  Upon the request of the Agent from time to time, the
               ---------
Borrower shall provide to the Agent written statements listing items of Inventory in reasonable detail as requested by the Agent. The Borrower shall make available when complete the results of any physical inventory count or reconciliation of perpetual inventory to the general ledger.

          7.3  Corporate Franchises.  The Borrower will, and will cause each of
               --------------------
its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority to do business, provided that any transaction permitted by Section 8.1 will not constitute a breach of this Section 7.3, and provided further that the Borrower shall not be required to preserve, with respect to itself, any material right or authority to do business and with respect to any of its Subsidiaries, any such existence, material right or authority to do business if the Borrower shall reasonably determine that such preservation is no longer desirable in the ordinary course of business, and the loss thereof shall not be reasonably likely to have a Material Adverse Effect.

          7.4  Compliance with Statutes, etc.  (a)  Holding and the Borrower
               ------------------------------
will, and will cause each of the Borrower's Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) other than those the non-compliance with which (individually or in the aggregate) would not have a Material Adverse Effect. Neither Holding nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any of its Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for quantities used or stored at such Real Properties in material compliance with all applicable Environmental Laws and required in connection with the normal operation, use and maintenance of such Real Property or the operation of the business of the Borrower and its Subsidiaries. If required to do so under any applicable Environmental Law, the Borrower agrees to undertake, and agrees to cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property in accordance with the requirements of all such applicable Environmental Laws and in accordance with orders and directives of all governmental authorities; provided that neither Holding nor any of its
                          --------
Subsidiaries shall be required to take any such action where same is being contested by appropriate legal proceedings in good faith by Holding or such Subsidiary.

          (b) At the request of the Agent or the Required Lenders at any time and from time to time, but in any event no more frequently than once a year, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report concerning any Real Property of the Borrower or any Subsidiary, prepared by an environmental consulting firm reasonably acceptable to the Agent, indicating the presence or release of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, however, no such request
                                           --------  -------
may be made unless the Agent or the

Required Lenders reasonably believe that (i) the Borrower or any of its Subsidiaries is in material noncompliance with any Environmental Law with respect to such Real Property and such noncompliance is reasonably likely to result in a liability of the Borrower in excess of $5,000,000 (after expected insurance and indemnity recovery) or (ii) an Event of Default is in existence. If the Borrower fails to provide the same after sixty (60) days' written notice, the Agent may order the same, and the Borrower shall grant and hereby grants to the Agent and the Lenders and their agents access to such Real Property at all reasonable times and without unreasonably interfering with the Borrower's operations and specifically grants the Agent and the Lenders an irrevocable nonexclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's sole expense.

          7.5  ERISA.  As soon as possible and, in any event, within twenty (20)
               -----
days after Holding, the Borrower or any of the Borrower's Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events relating to a Plan, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth details as to such occurrence and the action, if any, that Holding, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by Holding, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred which could reasonably be expected to result in material liability of Holding, the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate (except to the extent that Holding or the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation
Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation
Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that, with respect to a Plan which is not a Multiemployer Plan, an accumulated funding deficiency has been incurred or an application will be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 302 of ERISA with respect to a Plan; that a Plan has been or may be terminated (other than pursuant to Section 4041(b) of ERISA), reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings have been instituted to terminate a Plan (other than pursuant to Section 4041(b) of ERISA); that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Plan; or that Holding, any Subsidiary or any ERISA Affiliate will or may incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA. Upon the request of the Agent, Holding will deliver to each of the Lenders a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any material notices received by Holding, the Borrower, any Subsidiary of

Holding or the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than 10 Business Days after the date such records, documents and/or information have been furnished to the PBGC or such notice has been received by Holding, the Borrower or such Subsidiary or the ERISA Affiliate, as applicable.

          7.6  Good Repair.  The Borrower will, and will cause each of its
               -----------
Subsidiaries to, use its best efforts to provide that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted and, subject to Section 8.4, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner customary for companies in similar businesses.

          7.7  Books and Records.  The Borrower agrees to maintain, and to cause
               -----------------
each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice, and agrees that such books and records will reflect the Lenders' interest in its Accounts. The Borrower agrees that the Collateral Agent or its agents may enter upon the premises of Holding or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all during the continuance of an Event of Default, for the purposes of (i) inspecting the Collateral, (ii) inspecting and/or copying (at the Borrower's expense) any and all records pertaining thereto, (iii) discussing the affairs, finances and business of the Borrower with any officers, employees and directors of the Borrower or with the Auditors (it being understood that the Borrower shall be entitled to have a representative present at any such discussions) and (iv) verifying Eligible Account Receivable and/or Eligible Inventory. The Borrower shall give the Collateral Agent fifteen days prior written notice of any change in the location of any facility owned or leased by the Borrower or any of its Subsidiaries where Collateral is located or in the location of its chief executive office or place of business from the locations specified in Schedule VI, and to execute in advance of such change, cause to be filed and/or delivered to the Collateral Agent any financing statements, Collateral Access Agreements or other documents required by the Agent, all in form and substance satisfactory to the Agent. The Borrower agrees to advise the Agent promptly, in sufficient detail, of any substantial change relating to the type, quantity or quality of the Collateral, or any event (other than a change in price) which could have an adverse effect on the value of the Collateral or on the security interests granted to the Lenders therein. The Borrower shall, and shall cause of each of its Subsidiaries to, adopt internal procedures and systems measures in advance of January 1, 2000 to address the "Year 2000 Problem" as it may apply to the Borrower and its Subsidiaries.

          7.8  Collateral Records.  The Borrower agrees to execute and deliver,
               ------------------
and to cause each of its Subsidiaries to execute and deliver, to the Collateral Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Collateral Agent may reasonably require, including, without limitation, those described in Section 7.1 of this Credit Agreement, designating, identifying or describing the Collateral pledged or granted to the Lenders under the Collateral Documents. The failure by the Borrower or any of its Subsidiaries, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral.

          7.9   Security Interests.  The Borrower shall, and shall cause each of
                ------------------
its Subsidiaries to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. The Borrower shall, comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first priority security interests in the Collateral, subject only to Permitted Liens. The Collateral Agent is hereby authorized by the Borrower to file any UCC financing statements covering the Collateral whether or not the signatures of the Borrower appear thereon. The Borrower shall do whatever the Collateral Agent may reasonably request, from time to time, to effect the purposes of this Credit Agreement and the other Credit Documents, including without limitation, filing notices of liens, UCC financing statements and amendments, renewals and continuations thereof; cooperating with the Collateral Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgagees; and, paying claims which might, if unpaid, become a Lien on the Collateral other than a Permitted Lien.

          7.10  Insurance; Casualty Loss.  Schedule XII hereto sets forth a true
                ------------------------
and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries as of the Restatement Effective Date. The Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value (or such higher coverage as the Borrower may obtain) insurance on the Collateral under such policies of insurance, with such insurance companies and/or Insurance Sub, in such amounts and covering such risks in at least such amounts and against at least such risks as are described on Schedule XII, or as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Collateral Agent as an additional insured and the Collateral Agent as loss payee in case of loss, as its interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. The Borrower shall provide written notice to the Agent of the occurrence of any of the following events within ten Business Days after the occurrence of such event: any Collateral is (i) damaged or destroyed, or suffers any other loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such Collateral or to materially diminish its marketability, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $5,000,000 (collectively, a "Casualty Loss"). The Borrower and/or the respective Subsidiary shall diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss, the Borrower shall pay to the Collateral Agent, promptly upon receipt thereof, any and all net insurance proceeds and payments received by the Borrower or any Subsidiary on account of damage, destruction, loss, condemnation or eminent domain proceedings, whereupon the Collateral Agent shall, at the election of the Agent, in its sole discretion, either (a) apply the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Revolving Loans or (b) pay such proceeds to the Borrower to be used to repair or replace the Collateral that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the consent of the Collateral Agent and

(ii) the Collateral Agent may participate in any such proceedings and the Borrower shall deliver to the Collateral Agent such documents as may be requested by the Collateral Agent to permit such participation and shall consult with the Collateral Agent, its attorneys and agents in the making and prosecution of such claim or claims. The Borrower hereby irrevocably authorizes and appoints the Collateral Agent its attorney-in-fact, after the occurrence and continuance of an Event of Default, to collect and receive for any such award or payment and to file and prosecute such claim or claims, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest, and the Borrower shall, upon demand of the Collateral Agent, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Collateral Agent for the benefit of the Lenders, free and clear of any encumbrances of any kind or nature whatsoever, other than the right of the Borrower to any insurance proceeds remaining after application thereof by the Collateral Agent as provided in this
Section 7.10.

          7.11  Taxes.  Holding will, and will cause each of its Subsidiaries
                -----
to, pay and discharge all federal income and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, or payable by it pursuant to the Tax Sharing Agreements, in each case on a timely basis, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holding or of any of its Subsidiaries; provided that neither Holding nor any of
                                       --------
its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of such Person) with respect thereto in accordance with GAAP.

          7.12  End of Fiscal Years; Fiscal Quarters.  The Borrower will, for
                ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on March 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to consist of 63 Business Days each, except in the case of a 366 day year, in which case one fiscal quarter may contain an additional Business Day.

          7.13  Further Assurances.  Holding and the Borrower shall take, and
                ------------------
shall cause each of the Borrower's Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Collateral Agent may at any time reasonably determine to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent on the Collateral.
Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
7.13 has been complied with.

          7.14  Maintenance of Corporate Separateness.  Holding and the Borrower
                -------------------------------------
will, and will cause each of the Borrower's Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records. Neither the Borrower nor any of its Subsidiaries shall make any payment to a creditor of Holding in respect of any liability of Holding, and no bank account of Holding shall be commingled with any bank account of the Borrower or any of its Subsidiaries. Any financial statements distributed to any creditors of Holding shall, to the extent permitted by GAAP, clearly state the corporate separateness of Holding from the Borrower and its Subsidiaries. Finally, neither Holding nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holding being ignored, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of Holding in a bankruptcy, reorganization or other insolvency proceeding.

          7.15  Post-Closing Obligations.  Notwithstanding anything to the
                ------------------------
contrary contained in this Agreement or the other Documents, the parties hereto acknowledge and agree that no later than thirty (30) days after the Restatement Effective Date, (i) the Agent shall have received full executed copies of the Collection Agreements, (ii) the requirements set forth in Section 2.6(c) shall have been satisfied as if the Agent had already received fully executed copies of the Collection Agreements and (iii) the Agent shall have received an executed copy of the payoff letter or equivalent termination document and all other documents evidencing the termination and cancellation of the Heller Documents.


                                   ARTICLE 8.

                               Negative Covenants
                               ------------------

          Holding and the Borrower hereby covenant and agree that as of the Restatement Effective Date, and thereafter, for so long as this Credit Agreement is in effect and until the Total Commitments have terminated, no Letter of Credit or Revolving Notes are outstanding and the Revolving Loans and Letter of Credit Obligations, together with interest, Fees, Expenses and all other Obligations (other than any indemnities described in Section 11.8 hereof which are not then due and payable) incurred hereunder, are paid in full:

          8.1   Consolidation, Merger, Sale or Purchase of Assets, etc.  Holding
                -------------------------------------------------------
and the Borrower will not, and will not permit any of the Borrower's Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than (x) inventory, obsolete equipment, excess equipment no longer needed in the conduct of business or equipment being replaced with other equipment, in each case in the ordinary course of business and (y) in the case of Holding, the disposition of the capital stock of the Borrower in accordance with the Holding Note Pledge Agreement as in effect on the Restatement Effective Date) or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than (i) to replace obsolete property or assets disposed of in compliance with this Section and (ii) purchases, leases or other acquisitions of goods, inventory and equipment, operating leases of property, in each case, in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall also be permitted:


          (a) Capital Expenditures to the extent within the limitations set forth in Section 8.4;

          (b) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.5;

          (c) any Subsidiary (other than Insurance Sub) of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or any other Subsidiary (other than Insurance Sub) of the Borrower (so long as the Borrower or any other Subsidiary (other than Insurance Sub) of the Borrower is the surviving corporation), or all or any part of the business, properties and assets of any Subsidiary (other than Insurance Sub) may be conveyed, leased, sold or transferred to the Borrower or any other Subsidiary (other than Insurance Sub) of the Borrower;

          (d) the Borrower and its Subsidiaries may sell or otherwise dispose of (i) assets the net cash proceeds of which in the aggregate do not exceed $10,000,000 (excluding the assets described in clause (ii) hereof) and (ii) the properties listed on Schedule XIII; and

          (e) the Borrower may (i) purchase the real property and plant located at 601 Redna Terrace, Cincinnati, Ohio for no more than $6,000,000 and (ii) enter into a sale leaseback agreement with a third party for such real property and plant on terms no less favorable than the terms of the existing lease agreement for such real property and plant.

To the extent the Required Lenders waive the provisions of this Section 8.1 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.1, such Collateral in each case shall be sold free and clear of the Liens in favor of the Lenders created by the Collateral Documents and the Collateral Agent shall take such actions as it deems appropriate in connection therewith or may be reasonably requested by the Borrower to evidence such Lien release, in each case at the Borrower's expense.

          8.2  Liens.  Holding will not, and will not permit any of its
               -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) the capital stock of the Borrower (other than pursuant to, and only to the extent provided in, the Holding Note Pledge Agreement) or (ii) any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

          (a) Liens for taxes not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

          (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law or which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods, and other similar Liens arising in the ordinary course of business and not overdue for a period of more than 60 days, and (x) which, if any such property or asset is material, do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Credit Agreement or the other Credit Documents;

          (d)  Liens existing on the Restatement Effective Date and listed on
     Schedule XIV hereto without giving effect to any subsequent extensions, renewals or replacements thereof;

          (e) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (x) in connection with liability insurance, workers' compensation, unemployment insurance and other types of social security, or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business, in an aggregate amount (in the case of this clause (y) not to exceed $7,500,000) (exclusive of obligations
     (i) in respect of borrowed money or (ii) in respect of which a Letter of Credit has been issued);

          (f) leases or subleases granted to third Persons not interfering with the ordinary course of business of Borrower or any of its Subsidiaries;

          (g)  Capital Leases to the extent permitted under Section 8.3(b);

          (h) Liens (x) arising pursuant to purchase money mortgages securing Indebtedness representing the purchase price (or financing of the purchase price within 180 days after the respective purchase) of property or other assets acquired by the Borrower, provided that (i) any such Liens attach
                                      --------
     only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100% of the purchase price of the assets being purchased and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b); or (y) existing on specific tangible assets at the time acquired by the Borrower or on assets of a Person at the time such Person first becomes a Subsidiary; provided that
                                                                --------
     (i) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or Person by the Borrower, (ii) in the case of any such acquisition of a Person, any such Lien attaches only to specific tangible assets of such Person and not assets of such Person generally and (iii) the Indebtedness secured thereby or any refinancing thereof is permitted by Section 8.3(b);

          (i) any attachment or judgment Lien arising from a judgment not giving rise to a Default or an Event of Default so long as such Lien, if encumbering Collateral, has not attached to such Collateral for more than 45 days;

          (j) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the business of the Borrower and its Subsidiaries;

          (k) title defects or irregularities that do not in the aggregate materially impair the use of such properties by the Borrower or its Subsidiaries;

          (l) Liens on Life Insurance Policies incurred in connection with the Life Insurance Policy Loans permitted under Section 8.3(h);

          (m) Liens on the property or assets of Subsidiaries of the Borrower incorporated outside of the United States to secure Indebtedness of such Subsidiaries permitted under Section 8.3(l);

          (n) Liens created under ERISA and under Environmental Laws that are being contested in good faith and as to which adequate reserves have been established to the extent required by GAAP and secure obligations not in excess of $5,000,000 in the aggregate;

          (o) Liens created by or pursuant to the Special Term Loan Agreement or other documents executed in connection therewith; and

          (p) Liens on the funds deposited on the Restatement Effective Date with the trustee under the Senior Note Indenture (such funds not to exceed approximately $162,500,000 plus earnings thereon) for the purpose of defeasing or redeeming all Senior Notes on or prior to April 23, 1998;

          (q) until April 1, 1998, Liens granted to secure Indebtedness under the Heller Documents;

          (r) Liens not encumbering Collateral other than those described in the preceding clauses (a) through (o) with respect to obligations not in excess of $5,000,000 in the aggregate.

          8.3  Indebtedness.  Holding will not, and will not permit any of its
               ------------
Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Credit Agreement and the other Credit Documents;

          (b) Capitalized Lease Obligations and Indebtedness of the Borrower secured by Liens permitted by Section 8.2(h) in an aggregate amount not to exceed $12,500,000 at any time outstanding;

          (c)  Existing Indebtedness;

          (d) Indebtedness of the Borrower evidenced by the New Senior Notes in aggregate principal amount of approximately $105,000,000, provided that
                                                               --------
     such amount of Indebtedness and the amount of Indebtedness incurred pursuant to the Special Term Loan Agreement do not exceed $225,000,000 in the aggregate;

          (e) Indebtedness of Holding evidenced by the Holding Note (and any Holding PIK Notes);

          (f) Indebtedness of the Borrower incurred pursuant to the Special Term Loan Agreement, provided that such amount of Indebtedness and the
                          --------
     amount of Indebtedness incurred pursuant to the New Senior Notes do not exceed $225,000,000 in the aggregate.

          (g) Indebtedness of the Borrower or any of its Wholly-Owned Subsidiaries owing to the Borrower or any of its Wholly-Owned Subsidiaries, in each case to the extent making such loan was permitted in Section 8.5;

          (h) Indebtedness of the Borrower in connection with any Life Insurance Policy Loans so long as such Indebtedness is limited to the cash
                            -- ---- --
     surrender value of such Life Insurance Policies and is without recourse to Holding, the Borrower or any Subsidiary of the Borrower or any of their assets other than such insurance policies;

          (i) Indebtedness of the Borrower or any of its Subsidiaries evidenced by guarantees, performance bonds and surety bonds incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate principal amount not to exceed $7,500,000 at any time;

          (j) Indebtedness of Subsidiaries of the Borrower arising out of loans made by the Borrower to such Subsidiary and permitted by Section 8.5;

          (k)  drafts payable for payroll and ordinary expense items;

          (l) Indebtedness of those of the Borrower's Subsidiaries organized under the laws of a nation other than the United States, in an aggregate principal amount not to exceed $8,500,000 at any time outstanding so long as such Indebtedness is without recourse to the Borrower or any of its assets

          (m) Indebtedness under Interest Rate Agreements relating to the Obligations and the "Obligations" defined in the Special Term Loan Agreement, provided that (i) such Interest Rate Agreements entered into by
                --------
     the Borrower are on terms and conditions satisfactory to the Agent and (ii) the outstanding exposure in connection therewith shall not exceed $8,000,000.

          (n) Indebtedness of the Borrower or any of its Subsidiaries, in addition to other Indebtedness permitted under clauses (a) through (m) above, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

          8.4  Capital Expenditures.  Holding will not, and will not permit any
               --------------------
of its Subsidiaries to, incur Capital Expenditures except Capital Expenditures made in compliance with this Section 8.4. Capital Expenditures shall be permitted to be made by the Borrower (a) with the proceeds of insurance or any condemnation award to restore or replace capital assets in accordance with
Section 7.10 plus (b) with respect to each period listed below, in an aggregate amount not in excess of the corresponding amount set forth below opposite such period (it being understood and agreed that the purchase price of the real property and plant referred to in Section 8.1(e) will be excluded from the calculation of Capital Expenditures to the extent that the sale leaseback transaction with respect to such property and plant as described in Section 8.1(e) has been consummated prior to March 31, 1999):

            Period                                                         Amount
            ------                                                         ------
            Fiscal year beginning April 1, 1997 and ending              $12,000,000
             March 31, 1998

            Fiscal year beginning April 1, 1998 and ending              $12,000,000
             March 31, 1999

            Fiscal year beginning April 1, 1999 and ending              $12,000,000
             March 31, 2000

            Fiscal year beginning April 1, 2000 and ending              $14,000,000
             March 31, 2001

            Fiscal year beginning April 1, 2001 and ending              $14,000,000
             March 31, 2002

            Fiscal year beginning April 1, 2002 and ending              $14,000,000
             March 31, 2003

            Fiscal year beginning April 1, 2003 and thereafter          $14,000,000

provided, however, that to the extent the maximum amount of Capital Expenditures
--------  -------
permitted to be made in any period listed above pursuant to this clause (b), without giving effect to this proviso, exceeds the aggregate amount actually made during such period (the excess), Capital Expenditures may be made only in the immediately subsequent period in an amount equal to such Capital Expenditures plus such excess.

          8.5  Investments.  Holding will not, and will not permit any of its
               -----------
Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to (collectively, "Investments") any other Person, except:

          (a) the Borrower or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Borrower or its applicable Subsidiary, as the case may be;

          (b) loans and advances to employees, officers and directors in the ordinary course of business in an aggregate principal amount not to exceed $3,000,000 at any time outstanding shall be permitted;

          (c) Investments existing on the Restatement Effective Date and listed on Schedule XV hereto, without giving effect to any additions thereto or replacements thereof shall be permitted;

          (d) the Borrower may make Investments in its Subsidiaries so long as the aggregate amount of all Investments outstanding at any time permitted under this clause (d) shall not exceed $4,000,000;

          (e) any Investment by any Subsidiary (other than Insurance Sub) of the Borrower in the Borrower (so long as any loan made by a Subsidiary of the Borrower to the Borrower is subordinated to the Obligations on terms satisfactory to the Agent) or in another Subsidiary of the Borrower in an aggregate principal amount for all Investments permitted by this clause (e) not to exceed $4,000,000 at any time outstanding shall be permitted;

          (f) Subject to Section 8.15, Investments in Cash Equivalents shall be permitted;

          (g)  Investments by the Borrower and/its Subsidiaries permitted under
     Section 8.1 and Capital Expenditures permitted under Section 8.4 shall be permitted;

          (h) Investments received in connection with the bona fide settlement of debts created in the ordinary course of business shall be permitted;

          (i)  Contributions by Holding to the ESOP;

          (j) Contributions to the ESOP by the Borrower and/or its Subsidiaries to the extent permitted by Section 8.7;

          (k) the Borrower may make capital contributions to Insurance Sub in an aggregate amount not to exceed $1,000,000;

          (l) any Investments in accordance with any Rabbi Trust of the Borrower in effect on January 1, 1997 that is for the benefit of the Borrower's 401(a)(17) Supplemental Compensation Plan and deferred compensation plans; and

          (m) any Investments in addition to those contemplated by the foregoing clauses (a) through (l), provided that all Investments made
                                        --------
     pursuant to this clause (m) shall be permitted by the New Senior Notes and the Special Term Loan Agreement and shall not exceed $10,000,000 at any time outstanding.

          8.6  Dividends, etc.  The Borrower will not, and will not permit any
               ---------------
     of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of the Borrower) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration (other than consideration in the form of capital stock of the Borrower), any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes and the Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holding or the Borrower now or hereafter outstanding (or any warrants for or options or stock appreciation rights issued by such Person in respect of any such shares) (all of the foregoing "Dividends"), except that:

          (a) any Subsidiary of the Borrower may pay dividends to the Borrower; and

          (b) the Borrower may pay cash Dividends to Holding in an amount necessary and to the extent immediately used by Holding to (i) pay accrued fees and expenses arising from the Transaction and/or ongoing reporting and related requirements, (ii) pay taxes payable by Holding (whether for itself alone or for itself and its Subsidiaries), in each case to the extent then due and payable and to the extent not otherwise paid by the Borrower pursuant to the Tax Sharing Agreement, (iii) repurchase shares of capital stock of Holding as required pursuant to the ESOP or pursuant to the Shareholders' Agreement, provided that the repurchase price therefor is
                              --------
     available to the Borrower from the net proceeds of any benefits paid pursuant to the terms of any life insurance policies covering certain participants in the ESOP and certain other executives of Holding and the Borrower, (iv) so long as no Default or Event of Default then exists, (A) pay the repurchase price payable to any officer or employee (or their estates) of Holding, the Borrower or any of its Subsidiaries upon death, disability or termination of employment of such officers and employees to the extent provided by the terms of any Shareholders' Agreement (including any extension thereof) as in effect on the date of this Credit Agreement, provided, however, that the aggregate amount of all such repurchases in any
     --------  -------
     fiscal year of the Borrower shall not exceed $5,000,000, (B) pay amounts to repurchase shares of its capital stock from participants who were distributed such shares from, and as required under, the ESOP and (C) make current payments of interest on the Holding Notes or pay principal in respect of Holding Notes issued in lieu of interest, so long as (x) the
                                                          ----------
     Fixed Charge Coverage Ratio calculated for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on April 1, 1998 and ending on the last day of the last fiscal quarter then ended) in each case taken as one accounting period shall exceed 2:1 and (y) the Borrower would be permitted to make a Restricted Payment under, and as defined in, the New Senior Note Indenture in the amount of such Dividend, provided that the
                                                           --------
     amount of any Dividend paid pursuant to this clause (b)(iv)(C) shall not exceed the Available Amount in effect immediately prior to the payment of such Dividend.

          8.7  Transactions with Affiliates.  The Borrower will not, and will
               ----------------------------
not permit any of its Subsidiaries to, enter into any transaction or series of transactions involving payments or property with a value in excess of $100,000, whether or not in the ordinary course of business, with any Affiliate other than (i) Permitted Transactions,
(ii) Investments permitted under Section 8.5, (iii) Dividends permitted under
Section 8.6, (iv) fees and expenses set forth in Schedule XVI, (v) amounts payable under the contractual agreements listed in Schedule XVI, as in effect as of the date of this Credit Agreement, copies of which have been delivered to the Agent, (vi) cash contributions by the Borrower and its Subsidiaries to the ESOP in an amount not to exceed 10% of their aggregate cash compensation to employees during any fiscal year plus any amounts reinvested by the ESOP in capital stock of Holding and contributed to the Borrower, and (vii) any other transaction or series of transactions the terms and conditions of which are substantially as favorable (or more favorable) to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, and for transactions involving aggregate payments in excess of $3,000,000, the Borrower delivers to the Agent a resolution of the Board of Directors of the Borrower (including all, if any, of the disinterested directors) to the effect that the terms of such transactions are fair and reasonable to the Borrower.

          8.8   Changes in Business. (a)  Except as otherwise permitted by
                -------------------
Sections 7.3 and 8.1 and clause (c) of this Section 8.8, the Borrower will not alter the character of the business of the Borrower and its Subsidiaries from that conducted by the Borrower and its Subsidiaries on the Restatement Effective Date.

          (b) Holding shall not engage in any business other than its ownership of the capital stock of the Borrower (and no other Person) and the performance of certain management services for the Borrower and its Subsidiaries pursuant to the Holding Management Agreement.

          (c) Insurance Sub shall not engage in any business other than the performance of insurance services for Holding, the Borrower and its Subsidiaries and the investment of its assets in cash and/or Cash Equivalents.

          8.9   Working Capital.  The Borrower shall maintain as of the end of
                ---------------
each fiscal quarter, a level of Working Capital (without giving effect to any balance sheet LIFO reserves) of not less than $30,000,000.

          8.10  Fixed Charge Coverage Ratio.  The Borrower will not permit the
                ---------------------------
Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on April 1, 1998 and ending on the last day of each fiscal quarter of the Borrower specified below), in each case taken as one accounting period, ended on a date set forth below to be less than the ratio set forth opposite such date:

            Fiscal Quarter
                Ended                                        Ratio
            --------------                                   -----
            June 27, 1998                                   1.10 to 1
            September 26, 1998                              1.15 to 1
            December 30, 1998                               1.20 to 1
            March 31, 1999 and each quarter thereafter      1.25 to 1

          8.11  Limitation on Voluntary Payments and Modifications of
                -----------------------------------------------------
Indebtedness; Modifications of Governing Documents and Preferred Stock; etc.
----------------------------------------------------------------------------
(a) The Borrower will not, and will not permit any of its Subsidiaries to: (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment of principal on or voluntary or optional redemption of or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), exchange (except through the issuance of Exchange Notes, as contemplated by the New Senior Note Indenture), purchase, redeem or acquire for value (whether as a result of a Change of Control, the consummation of asset sales or otherwise) any Existing Indebtedness (except as otherwise provided in Section 8.11(b)) or the Indebtedness described in Section 8.3(c), (d) and (f) (provided that the proceeds from "Asset Dispositions" (as
                     --------
defined in the Special Term Loan Agreement) may be used to prepay the "Term Loans" (as defined in the Special Term Loan Agreement) as required by the Special Term Loan Documents), (ii) amend or modify, or permit the amendment or modification of, any provision of (x) any such Indebtedness (other than Indebtedness incurred pursuant to the Special Term Loan Agreement), (y) the Special Term Loan Agreement, the effect of which would be to change any of the covenants or defaults thereunder, shorten the weighted average life of the Term Loans thereunder, or allow the lenders thereunder to create liens in collateral of the Borrower other than real property, plant and equipment or (z) any provision of its Certificate of Incorporation or By Laws relating to any preferred or preference stock or the Shareholders' Agreement (without the consent of the Agent) or (iii) issue any preferred or preference stock.

          (b) Holding will not amend, modify or waive, or permit the amendment, modification or waiver of, any provision of the Holding Note Documents (including, without limitation, the Holding Note Pledge Agreement) without the Agent's consent, or make (or give any notice in respect of) any voluntary or optional redemption of or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities for the purpose of paying when due) the Holding Notes (other than (i) Holding PIK Notes issued in lieu of interest and repaid with Dividends as permitted by Section 8.6 and (ii) any such redemption or repayment made with the proceeds of the issuance of equity by Holding).

          8.12  Issuance of Subsidiary Stock.  The Borrower will not permit any
                ----------------------------
of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other equity securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary to any Person other than the Borrower or another wholly-owned Subsidiary, except (i) to the extent permitted by Sections 8.1(c) and 8.5 and (ii) for the issuance of directors' qualifying shares to the extent required by applicable law.

          8.13  Limitation on Restrictions Affecting Subsidiaries.  The Borrower
                -------------------------------------------------
will not, and will not permit any Subsidiary of the Borrower to, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower, (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Credit Agreement and the other Transaction Documents, (iii) Indebtedness permitted pursuant to Sections 8.3(c), (d), (f) and (l), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, (v) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of the Borrower or any of its Subsidiaries, (vi) any agreement relating to permitted Indebtedness incurred by a Subsidiary of the Borrower prior to the date on which such Subsidiary was acquired by the Borrower or any other Subsidiary of the Borrower and outstanding on such acquisition date, (vii) the extension or continuation of contractual obligations in existence on the date hereof, provided that any such encumbrances or
                              --------
restrictions contained in such continuation are no less favorable to the Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations continued hereby, and (viii) restrictions imposed under the agreements relating to Indebtedness permitted under Section 8.3(b), provided
                                                                    --------
that such restrictions apply only to the property giving rise to such Indebtedness.

          8.14  No Additional Bank Accounts.  The Borrower will not, and will
                ---------------------------
not permit any of its Subsidiaries (other than Insurance Sub) within the United States to, directly or indirectly, open, maintain or otherwise have any checking, savings or other deposit accounts at any bank or other financial institution where money is or may be deposited or maintained with any Person, other than (i) the Disbursement Account and the accounts set forth on Schedule XVII, (ii) local accounts for petty cash deposit in the ordinary course of business and (iii) the "Collateral Account" (as defined in the Special Term Loan Agreement and as required under the Special Term Loan Documents).

          8.15  No Excess Cash.  The Borrower will not, and will not permit any
                --------------
of its Subsidiaries (other than Insurance Sub) to, directly or indirectly, maintain in the aggregate in all of the checking, savings or other accounts (other than the Disbursement Accounts, the Sub-Collection Accounts, the Collection Accounts, the Concentration Account and the payroll accounts) of the Borrower and its Subsidiaries (other than Insurance Sub) total cash balances and investments (other than Investments permitted under Section 8.5(l)) in excess of $8,000,000 at any time during which any Revolving Loans are outstanding hereunder.

          8.16  Additional Negative Pledges.  The Borrower will not, and will
                ---------------------------
not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, or permit any of its Subsidiaries to create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of the Borrower or its Subsidiaries, other than the restrictions contained in (i) the Transaction Documents, (ii) any agreement relating to a Lien permitted pursuant to Section
8.2 as relating to the property encumbered thereby or (iii) restrictions described in Section 8.13.

                                  ARTICLE 9.

                        Events of Default and Remedies
                        ------------------------------

          9.1  Events of Default.  Upon the occurrence of any of the following
               -----------------
specified events (each an "Event of Default"):


          (a)  Payments.  The Borrower shall (i) default in the payment when due
               --------
     of any principal of the Revolving Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of, any interest on the Revolving Loans or any drawings under Letters of Credit which have not been reimbursed by the Borrower (including through the incurrence of Revolving Loans), or (iii) default, and such default shall continue for five or more days after written demand therefor by the Agent, in the payment when due of any Fees, Expense or any other amounts owing hereunder or under any other Credit Document; or

          (b)  Representations, etc.  Any representation, warranty or statement
               ---------------------
     made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          (c)  Covenants.  Holding or the Borrower shall (i) default in the due
               ---------
     performance or observance by it of any term, covenant or agreement contained in Article 8, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1(a), 9.1(b) or clause (i) of this Section 9.1(c)) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Lenders; or

          (d)  Default Under Other Agreements.  Holding, the Borrower or any of
               ------------------------------
     its Subsidiaries shall (i) default in any payment in respect to any Indebtedness (other than the Obligations) in excess of $2,500,000 individually or $5,000,000 in the aggregate of the Borrower and its Subsidiaries beyond the period of grace, if any, provided in the agreement or instrument under which such Indebtedness was issued, including, but not limited to, the New Senior Note Documents and the Special Term Loan Documents, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required to so cause), any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Holding, the Borrower or any such Subsidiary shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

          (e)  Bankruptcy, etc.  Holding, the Borrower or any of its
               ----------------
     Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holding, the Borrower or any of its Subsidiaries and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holding, the Borrower or any of its Subsidiaries; or Holding, the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holding, the Borrower or such Subsidiary; or there is commenced against Holding, the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holding, the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holding, the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holding, the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holding, the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          (f)  ERISA.  (i) Any Plan shall fail to satisfy the minimum funding
               -----
     standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
     Section 412 of the Code or Section 302 of ERISA, any Plan is, shall have been, or is reasonably likely to be terminated or the subject of termination proceedings under ERISA, an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate a Plan, any Plan shall have an Unfunded Current Liability, Holding, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under
     Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
     4212 of ERISA or Section 4971 or 4975 of the Code, or Holding, the Borrower or any Subsidiary has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (ii) there shall result from any event or events set forth in clause (i) of this
     Section 9.1(f) the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and
     (iii) such lien, security interest or liability, will have a Material Adverse Effect; or

          (g)  Collateral Documents.  Any Collateral Document shall cease to be
               --------------------
     in full force and effect, or shall cease to give the Collateral Agent on behalf of the Lenders the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Collateral Document and such default shall continue unremedied for a period of at least 15 days after notice to the Borrower by the Agent or the Required Lenders; or

          (h)  Guaranty.  The Guaranty or any provision thereof shall cease to
               --------
     be in full force and effect, or Holding or any Person acting by or on behalf of Holding shall deny or disaffirm obligations under the Guaranty; or

          (i)  Judgments.  One or more judgments or decrees shall be entered
               ---------
     against Holding, the Borrower or any of its Subsidiaries involving a liability of $2,500,000 or more in the case of any one such judgment or decree and $5,000,000 or more in the aggregate for all such judgments and decrees for Holding and all its Subsidiaries (to the extent not paid or covered by insurance provided by a carrier that has acknowledged coverage) and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within 60 days from the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Credit Agreement (provided that, if an Event of Default
                                       --------
specified in Section 9.1(e) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Unused Line Fee accrued and unpaid shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Revolving Loans and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) direct the Collateral Agent to enforce any or all of the Liens and security interests created pursuant to the Collateral Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and/or (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Payments Administrator at its Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate of all Letters of Credit Obligations.


                                  ARTICLE 10.

                                   The Agent
                                   ---------

          10.1  Appointment.  (a)  Each Lender hereby designates BTCC as Agent
                -----------
(for purposes of this Section 10, the term "Agent" shall include BTCC as Payments Administrator and as Collateral Agent under the Collateral Documents and Syndication Agent) to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or participation in any Letter of Credit by the acceptance of a Revolving Note or participation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and the Revolving Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent shall hold all Collateral and the Payments Administrator shall hold all payments of principal, interest, Fees, charges and Expenses received pursuant to this Credit Agreement or any other Credit Document for the benefit of the Lenders to be distributed as provided herein. The Agent may perform any of its duties hereunder by or through its agents or employees.

          (b) The provisions of this Article 10 are solely for the benefit of the Agent and the Lenders, and neither Holding nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 10.9 and 10.10(c)). In performing its functions and duties under this Credit Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Holding or any of its Subsidiaries.

          10.2  Nature of Duties of the Agent.  The Agent shall not have any
                -----------------------------
duties or responsibilities except those expressly set forth in this Credit Agreement and the other Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall have by reason of this Credit Agreement or the other Credit Documents a fiduciary relationship in respect of any Lender; and nothing in this Credit Agreement or the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or the other Credit Documents except as expressly set forth herein or therein.

          10.3  Lack of Reliance on the Agent.  (a)  Independently and without
                -----------------------------
reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, except as expressly provided in this Credit Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Revolving Notes or the financial or other condition of the Borrower or any of its Subsidiaries. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Revolving Notes, or the financial condition of the Borrower or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

          10.4  Certain Rights of the Agent.  The Agent shall have the right to
                ---------------------------
request instructions from the Required Lenders at any time. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          10.5  Reliance by the Agent.  The Agent shall be entitled to rely, and
                ---------------------
shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrower with respect to matters concerning the Borrower and its Subsidiaries), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          10.6  Indemnification of the Agent.  To the extent the Agent is not
                ----------------------------
reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement; provided that no Lender shall be liable for any portion of such
           --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          10.7  The Agent in its Individual Capacity.  With respect to its
                ------------------------------------
obligation to lend under this Credit Agreement, the Loans made by it and the Revolving Notes issued to it, and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with Holding or any Affiliate of Holding as if it were not performing the duties specified herein, and may accept fees and other consideration from Holding for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

          10.8   Holders of Notes.  The Agent may deem and treat the payee of
                 ----------------
any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

          10.9   Successor Agent.  (a)  The Agent may, upon five (5) Business
                 ---------------
Days' notice to the Lenders and the Borrower, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower. Such resignation of the Agent shall also operate as a resignation as an Issuing Bank, as Payments Administrator and as Syndication Agent. Upon any such resignation, the Required Lenders shall have the right, upon five (5) days' notice and approval by the Borrower (which approval shall not be unreasonably withheld), to appoint a successor Agent which shall also serve as a successor Issuing Bank.
If no successor Agent (i) shall have been so appointed by the Required Lenders, and (ii) shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall also serve as a successor Issuing Bank.

          (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.

          (c) In the event of a material breach by the Agent of its duties hereunder, the Agent may be removed by the Required Lenders (other than the Agent and without giving effect to any Revolving Loans or Commitments made by the Agent) for cause and the provisions of this Section 10.9 shall apply to the appointment of a successor Agent. Such removal of the Agent shall also operate as a removal as an Issuing Bank, as Payments Administrator as Syndication Agent.

          10.10  Collateral Matters.  (a)  Each Lender authorizes and directs
                 ------------------
the Collateral Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, upon the direction of the Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale by the Collateral Agent if the Borrower certifies to the Collateral Agent that the sale or disposition is made in compliance with Section 8.1 hereof (and the Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided that
                                                                  --------
(i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse, representation or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any of its Subsidiaries in respect of) all interests retained by the Borrower or any of its Subsidiaries, including, without limitation, the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Collateral Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Collateral Agent from the proceeds of any such sale, transfer or foreclosure.

          (d) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

          10.11  Actions with Respect to Defaults.  In addition to the Agent's
                 --------------------------------
right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to an Event of Default as shall be directed by the Required Lenders; provided that until the Agent shall have received such directions, the
         --------
Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable and in the best interests of the Lenders.

          10.12  Delivery of Information.  The Agent shall not be required to
                 -----------------------
deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from Holding, the Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


                                  ARTICLE 11.

                                 Miscellaneous
                                 -------------

          11.1   Submission to Jurisdiction; Waivers.  Each of Holding and the
                 -----------------------------------
Borrower hereby irrevocably and unconditionally:


          (a) submits for itself and its property in any legal action or proceeding relating to this Credit Agreement and the other credit documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in New York City, the Courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) designates, appoints and empowers CT Corporation System with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Credit Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent under this Credit Agreement;

          (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.5 or at such other address of which the Agent shall have been notified pursuant thereto;

          (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

          (f) to the extent permitted by law, waives the right to assert any setoff, counterclaim or cross-claim in respect of, and all statutes of limitations which may be relevant to, such action or proceeding (other than compulsory counterclaims), provided that nothing in this clause (f) shall
                                --------
     preclude a separate action asserting any such claims; and

          (g) waives due diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment.

          11.2  Jury Trial.  Holding, the Borrower, the Agent, the Issuing Banks
                ----------
and the Lenders each hereby waive any right to a trial by jury in any action or proceeding arising out of this Credit Agreement, the Credit Documents or any other agreements or transactions related hereto or thereto.

          11.3  Governing Law.  The validity, interpretation and enforcement of
                -------------
this Credit Agreement shall be governed by the laws of the State of New York.

          11.4  Delays:  Partial Exercise of Remedies.  No delay or omission of
                -------------------------------------
the Agent, any Issuing Bank or the Lenders to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent, any Issuing Bank or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

          11.5  Notices. Except as otherwise provided herein, all notices and
                -------
correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, or any of the Lenders, then to BTCC, 14 Wall Street, New York, New York 10005, Attention: Basil Palmeri, and if to the Borrower, 10th Floor then to the Borrower at 3050 East Birch Street, Brea, California 92621, Attention: Charles P. Gallopo, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, in the case of BTCC at (212) 618-2628, and if to the Borrower at
(714) 577-3765. All such notices and correspondence shall be deemed given when received by the party to whom sent.

          11.6  Benefit of Agreement.  (a)  This Credit Agreement shall be
                --------------------
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Credit Party may
                                              --------
assign or transfer any of its interests hereunder, without the prior written consent of the Lenders and provided further, that the rights of each Lender to
                           ----------------
transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 11.6, provided
                                                                    --------
that nothing in this Section 11.6 shall prevent or prohibit any Lender from pledging its rights under this Credit Agreement and/or its Revolving Loans and/or Revolving Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

          (b) Each Lender shall have the right to transfer, assign or grant participations in all or any part of its remaining rights and obligations hereunder on the basis set forth below in this clause (b).

          (A)  Assignments.  Each Lender may assign pursuant to an Assignment
               -----------
and Assumption Agreement all or a portion of its rights and obligations hereunder pursuant to this clause (b)(A) to (x) one or more Lenders or (y) one or more other Eligible Transferees, provided that (i) any such assignment
                                    --------
pursuant to clause (y) above shall be in the aggregate amount of at least $5,000,000, and (ii) any assignment pursuant to clause (y) shall require the consent of the Agent which consent shall not be unreasonably withheld. Any assignment to another Lender pursuant to this clause (b)(A) will become effective upon the payment to the Payments Administrator by either the assigning or the assignee Lender of a nonrefundable assignment fee of $3,500 and the recording by the Payments Administrator of such assignment, and the resultant effects thereof on the Revolving Loans and Commitments of the assigning Lender and the assignee Lender, in a register maintained by the Payments Administrator (the "Register"), the Payments Administrator hereby agreeing to effect such recordation no later than five Business Days after its receipt of a written notification by the assigning Lender and the assignee Lender of the proposed assignment, provided that the Payments Administrator shall not be required to,
            --------
and shall not, so record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Credit Agreement has been circulated to the Lenders for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 11.10 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Lenders. Assignments pursuant to clause (b)(A) (y) will only be effective if the Payments Administrator shall have received a written notice, substantially in the form of Exhibit O hereto, from the assigning Lender and the assignee and payment of a nonrefundable assignment fee of $2,500 to the Payments Administrator by either the assigning Lender or the assignee. No later than five Business Days after its receipt of such written notice, the Payments Administrator will record such assignment, and the resultant effects thereof on the Revolving Loans and Commitment of the assigning Lender, in the Register, at which time such assignment shall become effective, provided that the Payments Administrator
                                   --------
shall not be required to, and shall not, so record any assignment in the Register on or after the date on which any proposed amendment, modification or supplement in respect of this Credit Agreement has been circulated to the Lenders for approval until the earlier of (x) the effectiveness of such amendment, modification or supplement in accordance with Section 11.10 or (y) 30 days following the date on which such proposed amendment, modification or supplement was circulated to the Lenders. Upon the effectiveness of any assignment pursuant to clause (b)(A)(y), (x) the assignee will become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents with Revolving Loans and a Commitment as so recorded by the Payments Administrator in the Register, and to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder with respect to the portion of its Commitment being assigned and (y) if such assignment occurs after the Restatement Effective Date, the Borrower shall issue new Revolving Notes (in exchange for the Revolving Note or Revolving Notes of the assigning

Lender) to the assigning Lender (to the extent such Lender's Commitment is not reduced to zero as a result of such assignment) and to the assignee Lender, in each case to the extent requested by the assigning Lender or assignee Lender, as the case may be, to the extent needed to reflect the revised Commitments of such Lenders. The Payments Administrator will (x) notify each Letter of Credit Issuer with respect to outstanding Letters of Credit within 5 Business Days of the effectiveness of any assignment hereunder and (y) prepare on the last Business Day of each calendar quarter during which an assignment has become effective pursuant to this clause (b)(A) a new Schedule I giving effect to all such assignments effected during such quarter and will promptly provide same to the Borrower and each of the Lenders. In addition, each agreement creating any assignment must include an agreement by the assignee to be bound by the provisions of Section 11.7 of this Credit Agreement and such assignee shall have executed a confidentiality agreement substantially in the form of Exhibit P hereto.

          (B)  Participations.  Each Lender may transfer, grant or assign
               --------------
participations in all or any part of such Lender's interests and obligations hereunder pursuant to this clause (b)(B) to any Eligible Transferee, provided
                                                                     --------
that (i) such Lender shall remain a "Lender" for all purposes of this Credit Agreement and the transferee of such participation shall not constitute a Lender hereunder and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any of the Revolving Loans or the Commitment in which such participant is participating (it being understood that a waiver of a mandatory reduction in the Total Commitments or the waiver of the application of any prepayment to the Revolving Loans shall not constitute the extension of the final scheduled maturity of any Revolving Loan or Commitment), (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or Fees applicable to any of the Revolving Loans, Commitments or Letters of Credit or postpone the payment or reduce the amount thereof or (z) release all or substantially all of the Collateral or guaranties (except as expressly provided in the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be
                                 --------
entitled to receive additional amounts under Sections 2.9, 2.10, 4.5 and 4.9 on the same basis as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 11.7 of this Credit Agreement and such participant shall have executed a confidentiality agreement substantially in the form of Exhibit P hereto.

          (c) Notwithstanding any other provisions of this Section 11.6, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

          (d) If any Lender becomes a Defaulting Lender, or upon the occurrence of any event giving rise to the operation of Section 2.9, 4.3(c)(ii) or 4.9 with respect to such Lender, the

Borrower shall have the right, if no Default or Event of Default then exists, to either replace such Lender (the "Replaced Lender") with one or more Eligible Transferee (collectively, the "Replacement Lender"), provided that (i) at the
                                                     --------
time of any replacement pursuant to this Section 11.6(d), the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to
Section 11.6(b)(A) (and with all fees payable pursuant to said Section 11.6(b)(A) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (B) an amount equal to all drawings under Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, (C) at the option of the Borrower, an amount equal to the increased costs incurred by the Borrower and owing to the Replaced Lender pursuant to Sections 2.9 and 4.9 and
(D) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Article 4 and (y) any Issuing Bank the amount of all unreimbursed drawings under Letters of Credit attributable to such Replaced Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements the payment of amounts referred to in clauses (i) and (ii) above the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such Replaced Lender.

          (e) Each Lender initially party to this Credit Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by the preceding clause (b)(A) will upon its becoming party to this Credit Agreement represent, that it is an Eligible Transferee which makes loans in the ordinary course of its business and that it will make or acquire Revolving Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) through (d), the disposition
--------
of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

          11.7  Confidentiality.  Each Lender agrees that it will use its
                ---------------
reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of the Borrower's Subsidiaries, which is furnished pursuant to the Credit Documents and which is designated by the Borrower to the Lenders in writing as confidential; provided that any Lender may disclose any such information (a) as has become
--------
generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any Requirement of Law, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Commitments or any interest therein by such Lender which prospective transferee or participant shall have agreed in writing to be subject to the confidentiality provisions of this Section 11.7; provided, however, that in the case of any
                                 --------  -------
disclosure pursuant to the foregoing clauses (c) or (d), such Lender will use its reasonable efforts to notify the Borrower, to the extent permitted as advised by counsel, in advance (or, in the case of clause (d), promptly thereafter) of such disclosure so as to afford the Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

          11.8  Indemnification.  (a)  Each of Holding and the Borrower shall
                ---------------
and hereby agrees to jointly and severally indemnify, defend and hold harmless the Agent, each Issuing Bank and each of the Lenders and their respective directors, officers, agents and employees (the "Indemnitee") from and against
(x) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated thereby,
(ii) the issuance of the Letters of Credit, (iii) the failure of an Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by the Borrower of the proceeds of the Revolving Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in any settlement agreed to by the Borrower, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (y) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Holdings or any of the Lenders in connection with compliance by Holdings or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

          (b) If and to the extent that the Obligations of either of Holding or the Borrower hereunder are unenforceable for any reason, each of Holding and the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Each of Holding's and the Borrower's Obligations hereunder shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

          (c) In addition, each of Holding and the Borrower shall, upon demand, pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (i) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) in collecting the Revolving Loans, (iii) in foreclosing or otherwise collecting upon the

Collateral or any part thereof and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing.

          11.9   Entire Agreement; Successors and Assigns.  This Credit
                 ----------------------------------------
Agreement and the other Credit Documents constitute the entire agreement among Holding, the Borrower, the Agent and the Lenders, supersedes any prior agreements among them, and shall bind and benefit Holding, the Borrower, the Agent and the Lenders and their respective successors and permitted assigns.

          11.10  Amendment or Waiver.  Neither this Credit Agreement nor any
                 -------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no
                                                            --------
such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note (it being understood that any waiver of the application of any prepayment or the method of application of any prepayment to the Revolving Loans or any mandatory reduction to the Total Commitments shall not constitute an extension of the final maturity date of such Revolving Loans), or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments, or mandatory prepayment, shall not constitute a change in the terms of any Commitment of any Lender), (ii) release all or substantially all of the Collateral or guaranties (except as expressly provided in the Credit Documents),
(iii) amend, modify or waive any provision of this Section, (iv) reduce the percentage specified in the definition of Required Lenders or (v) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document. No provision of Article 3, 10 or 11 may be amended without the consent of each Issuing Bank or the Agent, respectively.

          11.11  Nonliability of Agent and Lenders.  The relationship between
                 ---------------------------------
Holding, the Borrower and the Borrower's Subsidiaries, and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to Holding, the Borrower, or any of the Borrower's Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to Holding, the Borrower, or any of the Borrower's Subsidiaries to review or inform Holding, the Borrower, or any of the Borrower's Subsidiaries of any matter in connection with any phase of the business or operations of Holding, the Borrower, or any of the Borrower's Subsidiaries.

          11.12  Independent Nature of Lenders' Rights.  The amounts payable at
                 -------------------------------------
any time hereunder to each Lender under such Lender's Revolving Note or Notes shall be a separate and independent debt.

          11.13  Counterparts.  This Credit Agreement may be executed in any
                 ------------
number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          11.14  Effectiveness.  (a) This Credit Agreement shall become
                 -------------
effective on the date (the "Restatement Effective Date") on which (i) all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile device) the same to the Agent pursuant to Section 11.5 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions precedent set forth in Section 5.1 have been met to the satisfaction of the Agent or have been waived by the Agent.

          (b) On the Restatement Effective Date, each New Lender and each Continuing Lender shall have delivered to the Agent for the account of the Borrower an amount equal to (i) in the case of each New Lender, the Revolving Loans to be made by such New Lender on the Restatement Effective Date and (ii) in the case of each Continuing Lender, the amount by which the principal amount of Loans to be made and/or converted by such Continuing Lender on the Restatement Effective Date exceeds the amount of the Existing Loans of such Continuing Lender outstanding on the Restatement Effective Date. Notwithstanding anything to the contrary contained in this Section 11.14(b), in satisfying the foregoing condition, unless the Agent shall have been notified by any Lender prior to the occurrence of the Restatement Effective Date that such Lender does not intend to make available to the Agent such Lender's Revolving Loans required to be made by it on such date, then the Agent may, in reliance on such assumption, make available to the Borrower the corresponding amounts in accordance with the provisions of Section 2.4 of this Credit Agreement, and the making available by the Agent of such amounts shall satisfy the condition contained in this Section 11.14(b).

          11.15  Severability.  In case any provision in or obligation under
                 ------------
this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          11.16  Headings Descriptive.  The headings of the several sections and
                 --------------------
subsections of this Credit Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

          11.17  Maximum Rate.  Notwithstanding anything to the contrary
                 ------------
contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrower, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrower and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance and Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrower to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Indebtedness until payment in full so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Borrower, the Agent and the Lenders.

          11.18  Right of Setoff.  In addition to and not in limitation of all
                 ---------------
rights of offset that any Lender or any Issuing Bank may have under applicable law, each Lender and each Issuing Bank shall, upon the occurrence of any Event of Default and whether or not such Lender or such Issuing Bank has made any demand or the Obligations of any Credit Party are matured, have the right, upon prior notice to the Borrower, to appropriate and apply to the payment of the Obligations of Holding or any of its Subsidiaries all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or such Issuing Bank, including, without limitation, any and all amounts in any Depositary Account, the Concentration Account or the Disbursement Account. Each Lender or each Issuing Bank exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be reallocated among the Lenders and the Issuing Bank as set forth in Section
2.11 provided, however, that failure of the Borrower to receive such notice shall not impair any Lender's or Issuing Bank's rights hereunder.

          11.19  Amendment and Restatement; Termination of Existing Credit
                 ---------------------------------------------------------
Agreement.  On the Restatement Effective Date, without further action by any
---------
party, the Existing Credit Agreement shall be amended and restated to read in full as set forth herein. The Borrower and each of the Lenders agrees that the "Commitments" as defined in the Existing Credit Agreement shall be terminated in their entirety on and as of the Restatement Effective Date.

          11.20  Additions of New Lenders; Conversion of Original Loans of
                 ---------------------------------------------------------
Continuing Lenders; Termination of Commitments of Non-Continuing Lenders.  (a)
------------------------------------------------------------------------
On and as of the occurrence of the Restatement Effective Date in accordance with
Section 11.14, each New Lender shall become a "Lender" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) The parties hereto acknowledge that each Existing Lender has been offered the opportunity to participate in this Credit Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Lender hereunder, but that no Existing Lender is obligated to be a Continuing Lender.

          (c) Notwithstanding anything to the contrary contained in the Existing Credit Agreement, this Credit Agreement or any other Credit Document, the Borrower and each of the

Lenders hereby agree that on the Restatement Effective Date, (i) each Lender with a Commitment as set forth on Schedule I (after giving effect to the Restatement Effective Date) shall make or maintain (including by way of conversion) that principal amount of Revolving Loans to the Borrower as is required by Section 2.1, provided that if the Existing Loans of any Continuing
                         --------
Lender outstanding on the Restatement Effective Date (immediately before giving effect thereto) exceed the aggregate principal amount of Loans required to be made available by such Lender on such date (after giving effect to the Restatement Effective Date), then Existing Loans of such Continuing Lender in an amount equal to such excess shall be repaid on the Restatement Effective Date to such Lender and (ii) in the case of each Non-Continuing Lender, all of such Non-Continuing Lender's Existing Loans outstanding on the Restatement Effective Date shall be repaid in full on such date, together with interest thereon and all accrued Fees (and any other amounts) owing to such Non-Continuing Lender, and the Commitment (under, and as defined in, the Original Credit Agreement) of such Non-Continuing Lender, if any, shall be terminated, effective upon the occurrence of the Restatement Effective Date. Notwithstanding anything to the contrary contained in the Existing Credit Agreement, this Credit Agreement or any other Credit Document, the parties hereto hereby consent to the repayments and reductions required above, and agree that in the event that any Existing Lender shall fail to execute a counterpart of this Credit Agreement prior to the occurrence of the Restatement Effective Date, such Existing Lender shall be deemed to be a Non-Continuing Lender and, concurrently with the occurrence of the Restatement Effective Date, the Commitment (under, and as defined, in the Existing Credit Agreement) of such Existing Lender, if any, shall be terminated, all Existing Loans of such Existing Lender outstanding on the Restatement Effective Date shall be repaid in full, together with interest thereon and all accrued Fees (and any other amounts) owing to such Existing Lender, and concurrently with the occurrence of the Restatement Effective Date, such Existing Lender shall no longer constitute a "Lender" under this Credit Agreement and the other Credit Documents, provided that all indemnities of the
                                          --------
Credit Parties under the Existing Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Existing Lender shall survive in accordance with the terms thereof.


                                  ARTICLE 12.

                                   Guaranty
                                   --------

          12.1  The Guaranty.  In order to induce the Lenders to enter into this
                ------------
Credit Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantor from the proceeds of the Revolving Loans and the issuance of the Letters of Credit, the Guarantor hereby agrees with the Lenders as follows: the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Lenders hereunder. If any or all of the indebtedness of the Borrower to the Lenders becomes due and payable hereunder, the Guarantor unconditionally promises to pay such indebtedness to the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Section 12 in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Credit Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          12.2  Bankruptcy.  Additionally, the Guarantor unconditionally and
                ----------
irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.1(e), and unconditionally and irrevocably promises to pay such indebtedness to the Lenders, or order, on demand, in lawful money of the United States.

          12.3  Nature of Liability.  The liability of the Guarantor hereunder
                -------------------
is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Lenders on the indebtedness which the Agent or such Lender repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          12.4  Independent Obligation.  The obligations of the Guarantor
                ----------------------
hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to the Guarantor.

          12.5  Authorization.  The Guarantor authorizes the Agent and the
                -------------
Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:


          (a) subject to the agreement of the Borrower, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the indebtedness (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the indebtedness as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the indebtedness and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the indebtedness or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the indebtedness, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of the Guarantor or the Borrower remain unpaid; and/or

          (g) consent to or waive any breach of, or any act, omission or default under, this Credit Agreement or any of the instruments or agreements referred to herein, or otherwise, with the agreement of the Borrower, amend, modify or supplement this Credit Agreement or any of such other instruments or agreements

          12.6  Reliance.  It is not necessary for the Agent or the Lenders to
                --------
inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          12.7  Subordination.  Any indebtedness of the Borrower now or
                -------------
hereafter owing to the Guarantor is hereby subordinated to the indebtedness of the Borrower owing to the Agent and the Lenders; provided that payment may be
                                                 --------
made by the Borrower on any such indebtedness owing to the Guarantor so long as the same is not prohibited by this Credit Agreement; and provided further, that
                                                         ----------------
if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor as trustee for the Lenders and be paid over to the Lenders on account of the indebtedness of the Borrower to the Lenders, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          12.8  Waiver.  (a)  The Guarantor waives any right (except as shall be
                ------
required by applicable statute and cannot be waived) to require the Agent or the Lenders to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agent's or the Lenders' power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Agent and the Lenders may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the indebtedness has been paid. The Guarantor waives, to the fullest extent permitted by law, any defense arising out of any such election by the Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Borrower or any other party or any security.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Agent and the Lenders shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          (c) The Guarantor, until the Obligations have been indefeasibly paid in full, hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower to the Lenders (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty. The Guarantor hereby further waives any right to enforce any other remedy which the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of such indebtedness of the Borrower to the Lenders and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of such indebtedness of the Borrower to the Lenders.

          12.9  Limitation on Enforcement.  The Lenders agree that this Guaranty
                -------------------------
may be enforced only by the action of the Agent, in each case acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders upon the terms of this Credit Agreement. The Lenders further agree that this Guaranty may not be enforced against any Affiliate, director, officer, employee or stockholder of the Guarantor.

                                 *     *      *

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                    EARLE M. JORGENSEN HOLDING
                                     COMPANY, INC.

                                    By /s/  Charles P. Gallopo
                                       -----------------------------------------
                                       Name:  Charles P. Gallopo
                                       Title: Vice President and Chief Financial
                                              Officer


                                    EARLE M. JORGENSEN COMPANY

                                    By /s/  Charles P. Gallopo
                                       -----------------------------------------
                                       Name:  Charles P. Gallopo
                                       Title: Vice President and Chief Financial
                                              Officer


                                    AGENT:
                                    -----

                                    BT COMMERCIAL CORPORATION,
                                     as Agent

                                    By /s/ Basil Palmeri
                                       -----------------------------------------
                                       Name:  Basil Palmeri
                                       Title: Vice President


                                    ISSUING BANK:
                                    ------------

                                    BANKERS TRUST COMPANY,
                                     as Issuing Bank

                                    By /s/ Basil Palmeri
                                       -----------------------------------------
                                       Name:  Basil Palmeri
                                       Title: Vice President

                                    LENDER:
                                    ------

                                    BT COMMERCIAL CORPORATION,
                                     as Lender

                                    By /s/ Basil Palmeri
                                       -----------------------------------------
                                       Name:  Basil Palmeri
                                       Title: Vice President